UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a)

Of The Securities Exchange Act Of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

A. O. Smith Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11270 West Park Place

Milwaukee, WI 53224

March 5, 2012

DEAR FELLOW A. O. SMITH STOCKHOLDER:

I am pleased to invite you to our Annual Meeting of Stockholders of A. O. Smith Corporation, to be held at the Gaylord Opryland, 2800 Opryland Drive, Nashville, Tennessee, on Monday, April 16, 2012, at 5:15 P.M., Central Daylight Time. At this meeting, you will be asked to vote for the election of directors, provide an advisory vote to approve compensation of our named executive officers, ratify the appointment of our independent registered public accounting firm, approve the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan, and consider any other business that may properly come before the meeting.

Again this year, we are taking advantage of the Securities and Exchange Commission rule that authorizes companies to furnish their proxy materials over the Internet. On March 5, 2012, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of February 20, 2012. This Notice contains instructions for our stockholders’ use of this process, including how to access our Proxy Statement and Annual Report and how to vote on the Internet. On the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials will contain instructions to allow you to request copies of the proxy materials to be sent to you by mail. The proxy materials sent to you will include a Proxy Card that will provide you with instructions to cast your vote on the Internet, a telephone number you may call to cast your vote, or you may complete, sign and return the Proxy Card by mail.

You are cordially invited to attend the Annual Meeting of Stockholders in person. Even if you choose to attend in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting. Your vote is important, and we appreciate your taking the time to vote promptly.

Sincerely,

Paul W. Jones

Chairman and Chief Executive Officer

March 5, 2012

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

The 2012 Annual Meeting of Stockholders of A. O. Smith Corporation will be held at the Gaylord Opryland, 2800 Opryland Drive, Nashville, Tennessee, on Monday, April 16, 2012, at 5:15 P.M., Central Daylight Time, for the following purposes:

(1)	To elect our Board of Directors;

(2)	To hold an advisory vote to approve the compensation of our named executive officers;

(3)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

(4)	To approve the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan; and

(5)	To consider and act upon such other business as may properly come before the Annual Meeting.

Stockholders of record as of February 20, 2012, are entitled to vote at the Annual Meeting. The list of stockholders entitled to vote at the meeting will be available at our offices at 11270 West Park Place, Milwaukee, Wisconsin, as of March 23, 2012, for examination by stockholders for purposes related to the meeting.

Whether or not you plan to attend the meeting, we encourage you to vote your shares over the Internet or via the toll-free telephone number, as we describe in the accompanying materials and the Notice of Internet Availability of Proxy Materials. As an alternative, if you received a paper copy of the Proxy Card by mail, you may sign, date and mail the Proxy Card in the envelope provided. No postage is necessary if mailed in the United States. Voting over the Internet, via the toll-free telephone number or mailing a Proxy Card will not limit your right to vote in person or to attend the Annual Meeting.

By Order of the Board of Directors,

James F. Stern

Executive Vice President,

General Counsel and Secretary

A. O. Smith Corporation

11270 West Park Place

Milwaukee, WI 53224

PROXY STATEMENT FOR 2012 ANNUAL MEETING

PROXY STATEMENT

2012 ANNUAL MEETING

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of A. O. Smith Corporation in connection with the solicitation by its Board of Directors of proxies for use at the Annual Meeting of Stockholders of our company to be held on April 16, 2012, at 5:15 P.M., Central Daylight Time (CDT), at the Gaylord Opryland, 2800 Opryland Drive, Nashville, Tennessee.

Under rules and regulations of the Securities and Exchange Commission, or “SEC”, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner of our Common Stock and Class A Common Stock, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via telephone or the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

We are mailing the Notice of Internet Availability of Proxy Materials on or about March 5, 2012, to each stockholder at the holder’s address of record.

Record Date

The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on February 20, 2012 (the “Record Date”). As of the Record Date, we had issued 6,664,022 shares of Class A Common Stock, par value $5 per share, 6,631,407 shares of which were outstanding and entitled to one (1) vote each for Class A Common Stock directors and other matters. As of the Record Date, we had issued 41,012,909 shares of Common Stock, par value $1 per share, 39,617,524 shares of which were outstanding and entitled to one (1) vote each for Common Stock directors and one-tenth (1/10th) vote each for other matters.

Class Voting

Under our Amended and Restated Certificate of Incorporation, as long as the number of outstanding shares of our Common Stock is at least 10% of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock, the holders of the Class A Common Stock and holders of the Common Stock vote as separate classes in the election of directors. The holders of our Common Stock are entitled to elect, as a class, 33 1/3% of our entire Board of Directors, rounded up to the next whole director, and the holders of our Class A Common Stock are entitled to elect the remainder of the Board. The holders of our Class A Common Stock have the right to elect the remainder of the directors of the Board pursuant to the preceding sentence as long as the number of outstanding shares of our Class A Common Stock is 12.5% or more of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock. Stockholders are entitled to one (1) vote per share in the election of directors for their class of stock.

Quorum

A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to constitute a quorum for purposes of holding the Annual Meeting. The voting by stockholders at the meeting is conducted by the inspectors of election. Abstentions and broker non-votes, if any, are counted as present in determining whether the quorum requirement is met.

Required Vote

Directors are elected by a plurality of the votes cast, by proxy (whether by Internet, telephone or mail) or in person, with the holders voting as separate classes. This means that the nominees who receive the greatest number of votes cast are elected as directors. Consequently, any shares that are not voted, whether by abstention, broker non-votes or otherwise, will have no effect on the election of directors.

For all other matters considered at the meeting, both classes of stock vote together as a single class, with the Class A Common Stock entitled to one (1) vote per share and the Common Stock entitled to one-tenth (1/10th) vote per share. The proposal to provide an advisory vote to approve the compensation of our named executive officers, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and the proposal to approve the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan, will be approved if a majority of the votes present or represented at the meeting are cast in favor of the matter. Abstentions will have the same effect as a vote “against” but, because shares held by brokers will not be considered entitled to vote on matters as to which the beneficial owners withhold authority, a broker non-vote will have no effect on the vote.

Cost of Soliciting Proxies

The cost of soliciting proxies, including preparing, assembling and mailing the Notice of Internet Availability of Proxy Materials, Proxy Statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual stockholders’ use of the Internet or telephone. In addition to solicitation by mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy material to principals and beneficial owners.

How to Vote

Via the Internet – Stockholders can simplify their voting by voting their shares via the Internet as instructed in the Notice of Internet Availability of Proxy Materials. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Internet voting facilities for stockholders of record are available 24 hours a day and will close at 12:00 p.m. (CDT) on April 13, 2012. The Notice instructs you how to access and review important information in the Proxy Statement and Annual Report. You will then be directed to select a link where you will be able to vote on the proposals presented here.

By Telephone – The Notice of Internet Availability of Proxy Materials includes a toll-free number you can call to request printed copies of proxy materials. The printed proxy materials include a different toll-free number on the paper Proxy Card that you can call for voting.

By Mail – Stockholders who receive a paper Proxy Card may elect to vote by mail and should complete, sign and date their Proxy Card and mail it in the pre-addressed envelope that accompanies the delivery of a paper Proxy Card. Proxy Cards submitted by mail must be received by the time of the Annual Meeting for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by requesting a paper Proxy Card according to the instructions contained in the Notice of Internet Availability of Proxy Materials received from their broker or other agent, and then completing, signing and dating the Proxy Card provided by the brokers or other agents and mailing it in the pre-addressed envelope provided.

If you vote via the Internet, by telephone or by mailing a Proxy Card, we will vote your shares as you direct. For the election of directors, you can specify whether your shares should be voted for all or some of the nominees for director listed or you may withhold your vote from all or some of the nominees for director. With respect to the proposal to provide an advisory vote to approve the compensation of our named executive officers, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and the proposal to approve the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan, you may vote “for” or “against” any proposal or you may “abstain” from voting on any proposal.

If you submit a proxy via the Internet, by telephone or by mailing a Proxy Card without indicating your instructions, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials, specifically in favor of our nominees for directors, in favor of approving the compensation of our named executive officers, in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and in favor of approving the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan. If any other matters are properly presented at the Annual Meeting for consideration, then our officers named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of Internet Availability of Proxy Materials, we knew of no other matters to be presented at the Annual Meeting.

At the Annual Meeting – Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the Annual Meeting.

Revocation of Proxies

You may revoke your proxy at any time before the Annual Meeting by delivering written notice of revocation or a duly executed proxy bearing a later date to the Corporate Secretary of our company or by attending the meeting and voting in person.

Stockholders Sharing the Same Address

SEC rules permit us to deliver only one copy of the Notice of Internet Availability of Proxy Materials or a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of our Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify our company of their requests by calling or writing Patricia K. Ackerman, Vice President, Investor Relations and Treasurer, A. O. Smith Corporation, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508; (414) 359-4130.

PRINCIPAL STOCKHOLDERS

The following table shows persons who may be deemed to be beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of any class of our stock. Unless otherwise noted, the table reflects beneficial ownership as of December 31, 2011.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Class A Common Stock	Smith Family Voting Trust 11270 West Park Place Milwaukee, WI 53224[1]	6,285,300		87.08%

Common Stock	BlackRock Inc. 40 East 52nd Street New York, NY 10022	2,893,375	[2]	7.41%

Common Stock	Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,357,445	[3]	6.03%

[1]

The Smith Family Voting Trust (the "Voting Trust") owned 6,285,300 shares of Class A Common Stock and 715,852 shares of Common Stock as of December 31, 2011. Pursuant to our Restated Articles of Incorporation, Class A Common Stock is convertible at any time at the option of the holder into Common Stock on a share-for-share basis. As a result, a holder of shares of Class A Common Stock is deemed to beneficially own an equal number of shares of Common Stock. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the shares of Class A Common Stock listed in the table do not include shares of Common Stock that may be acquired upon the conversion of outstanding shares of Class A Common Stock. The trustees of the Voting Trust are Bruce M. Smith, Arthur O. Smith (who is the uncle of Bruce M. Smith) and Robert L. Smith (who is the brother of Bruce M. Smith). The trustees do not have beneficial ownership of shares of Class A Common Stock or Common Stock owned by the Voting Trust. The Voting Trust has sole voting power, exercised by a majority of the three trustees, with respect to shares in the Voting Trust. Whenever beneficiaries of the Voting Trust possessing trust interests representing in the aggregate at least 75% of all the votes represented in the Voting Trust direct the sale of shares in the Voting Trust, the trustees must make the sale. If the trustees unanimously authorize a sale of shares in the Voting Trust, with the written consent of beneficiaries of the Voting Trust possessing trust interests representing in the aggregate a majority of all of the votes represented in the Voting Trust, the trustees may make the sale. The Voting Trust will exist until April 23, 2039 and thereafter for additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Voting Trust or by applicable law.

[2]	Based on the Schedule 13G BlackRock Inc. filed with the SEC on February 13, 2012. BlackRock Inc. has sole voting power and sole dispositive power over 2,893,375 shares.

[3]

Based on the Schedule 13G Vanguard Group, Inc. filed with the SEC on February 8, 2012. Vanguard Group, Inc. has the sole voting power over 58,736 shares, and sole dispositive power over 2,298,709 shares.

Information on beneficial ownership is based upon Schedules 13D or 13G filed with the SEC and any additional information that any beneficial owners may have provided to us.

ELECTION OF DIRECTORS

With the planned retirement of Mr. Robert O’Toole from our Board of Directors at the end of his term at the 2012 Annual Meeting of Stockholders, ten directors are to be elected to serve until the next succeeding Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. Owners of Common Stock are entitled to elect four directors, and owners of Class A Common Stock are entitled to elect the six remaining directors.

It is intended that proxies we are soliciting will be voted for the election of the nominees named below. Proxies will not be voted for a greater number of persons than the ten nominees named below. All nominees have consented to being named in this Proxy Statement and to serve if elected. If any nominee for election as a director shall become unavailable to serve as a director, then proxies will be voted for such substitute nominee as the Board of Directors may nominate.

Set forth below is information regarding the business experience of each nominee for director that has been furnished to us by the respective nominees for director. Each nominee has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each nominee for director is a discussion of the experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director.

NOMINEES – CLASS A COMMON STOCK

RONALD D. BROWN – Chief Financial Officer, Makino, Inc.; Managing Director, Taft Business Consulting, LLC.

Mr. Brown, 58, has been a director of our company since 2001. He is Chairperson of the Personnel and Compensation Committee and a member of the Nominating and Governance Committee. Since 2010, Mr. Brown has served as chief financial officer of Makino, Inc., a privately held global metalworking technologies company. In addition, since 2009, Mr. Brown has been managing director of Taft Business Consulting, LLC, a consulting group affiliated with the law firm of Taft Stettinius & Hollister LLP, which provides advisory services on a range of business issues. Prior to that, Mr. Brown was chairman and chief executive officer of Milacron Inc. from 2001 to 2008, and president and chief operating officer of Milacron Inc. from 1999 through 2001. He joined Milacron Inc. in 1980. Milacron is a supplier of plastic processing and metalworking fluid technologies; the company filed for bankruptcy in 2009. Mr. Brown also serves on the board of Zep Inc., where he is Chairperson of the Compensation Committee and a member of the Nominating and Governance Committee.

Mr. Brown’s experience as chief executive officer and chairman of a publicly held company provides valuable insight for us as to the issues and opportunities facing our company. Further, he has international and manufacturing experience. Like our company, Milacron faced the challenge of competing against foreign manufacturers, and operated international manufacturing plants, particularly in Asia. In addition, Mr. Brown has experience as a chief financial officer and a corporate attorney. His legal background makes him well suited to address legal and governance requirements of the SEC and New York Stock Exchange, both as Chairperson of the Personnel and Compensation Committee and as a member of our Nominating and Governance Committee.

PAUL W. JONES – Chairman of the Board and Chief Executive Officer.

Mr. Jones, 63, has been a director of our company since 2004. He is a member of the Investment Policy Committee of the Board. He was elected chairman of the board, president and chief executive officer effective December 31, 2005. He was president and chief operating officer from 2004 to 2005. Prior to joining the company, he was chairman and chief executive officer of U.S. Can Company, Inc. from 1998 to 2002. He previously was president and chief executive officer of Greenfield Industries, Inc. from 1993 to 1998 and president from 1989 to 1992. Mr. Jones has been a director of Federal Signal Corporation since 1998, where he chairs the Nominating and Governance Committee and is a member of the Compensation and Benefits Committee and the Executive

Committee, and Integrys Energy Group, Inc. since 2011, where he is a member of the Compensation and Financial Committees. He was also a director of Bucyrus International, Inc. from 2006 until its acquisition by Caterpillar, Inc. in 2011, and chaired the Compensation Committee.

Mr. Jones has extensive leadership experience as chief executive officer and chairman, both at our company and previously at U.S. Can and Greenfield Industries. He brings this diverse background as the leader of a world-class manufacturing company. He is experienced in managing the operational activities of a large business with far-flung operations, and providing overall direction for a complex corporation like ours. Further, Mr. Jones is and has been a director of several other publicly traded companies, and shares his insights as to best practices from those experiences.

AJITA G. RAJENDRA – President and Chief Operating Officer.

Mr. Rajendra, 60, was elected a director of our company in December 2011, based on the recommendation of the Nominating and Governance Committee, following his election as President and Chief Operating Officer in September 2011. Mr. Rajendra joined the company as President of A. O. Smith Water Products Company in 2005, and was named Executive Vice President of the company in 2006. Prior to joining the company, Mr. Rajendra was Senior Vice President at Kennametal, Inc., a manufacturer of cutting tools, from 1998 to 2004. Mr. Rajendra also serves on the board of Donaldson Company, Inc., where he is a member of the Audit Committee and Human Resources Committee. Further, Mr. Rajendra was a director of Industrial Distribution Group, Inc. from 2007 until its acquisition by Eiger Holdco, LLC in 2008.

Mr. Rajendra’s extensive manufacturing and international experience, and service to our company as our President and Chief Operating Officer and in various other executive positions, brings to the Board knowledge and insight as to our company’s global operations and a thorough understanding of our products and markets. Further, Mr. Rajendra has experience as a director of a publicly traded company.

MATHIAS F. SANDOVAL – Chief Executive Officer and President, Phelps Dodge International Corporation and Executive Vice President, General Cable Corporation.

Mr. Sandoval, 51, has been a director of our company since 2010. He is a member of the Personnel and Compensation Committee and the Nominating and Governance Committee. Mr. Sandoval has been chief executive officer and president of Phelps Dodge International Corporation since 2001 and executive vice president of its parent company, General Cable Corporation, where he is chief executive officer and president of its Latin America, Middle East, Asia-Pacific and Sub-Saharan Africa regions, since 2007. He began his 28-year career in the wire and cable industry as a process engineer in Phelps Dodge’s Costa Rican operation. He has held numerous executive management positions at Phelps Dodge, including general manager of the Honduras-based business, president of the Venezuelan operations, vice president of the Global Aluminum Business Segment, and vice president of the Global Energy Segment. General Cable Corporation is a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, specialty and communications markets. Mr. Sandoval is a director of 22 subsidiaries of Phelps Dodge International or General Cable and joint ventures with private/government-owned enterprises in 16 countries, including China, Zambia, Hong Kong, Thailand, the Philippines and South Africa.

Mr. Sandoval brings to our Board the insights of an active operating president with a publicly traded manufacturing company larger than our own. He also has extensive operating and manufacturing experience, as well as broad international experience, particularly in regions where our company has focused its growth plans. Further, he has prior board experience as a member of numerous Phelps Dodge boards, including two international publicly traded companies. As an added benefit, he brings diversity to our Board.

BRUCE M. SMITH – Chairman of the Board of Managers and Chief Executive Officer, Smith Investment Company LLC; former Chairman of the Board, President and Chief Executive Officer, Smith Investment Company; and former Chief Executive Officer and President of Berlin Industries, LLC.

Mr. Smith, 63, has been a director of our company since 1995. He is the Chairperson of the Investment Policy Committee and a member of the Personnel and Compensation Committee of the Board. He was elected president of Smith Investment Company (“SICO”) in 1993. He served as chairman and chief executive officer of SICO from 1999 until its merger with our company in 2009. Shares of our Class A Common Stock and Common Stock were SICO’s principal asset and represented a controlling position in our company until the merger. Mr. Smith was a director of SICO from 1991 to 2009. Since 2009, Mr. Smith has been the chairman of the board of managers and chief executive officer of Smith Investment Company LLC, an entity that holds all of the assets and liabilities of SICO (other than our Class A Common Stock and Common Stock owned by SICO until the merger). Mr. Smith has announced his plans to resign as chief executive officer of Smith Investment Company LLC effective May 31, 2012. He was also chief executive officer and president of Berlin Industries, LLC, which was engaged in multicolor printing and related services until its sale in 2011. Further, Mr. Smith is one of three trustees of the Smith Family Voting Trust, which holds a controlling position in the stock of our company. Mr. Smith is a first cousin of Mark D. Smith, also a director of our company. Roger S. Smith, brother of director Bruce M. Smith, is a long-standing employee of our company employed in a non-executive capacity as Director-Community Affairs.

Mr. Bruce Smith has executive level experience in handling the operational activities of SICO. Further, he has practical experience gained through his participation on the board of SICO prior to its merger into our company. Based on his employment with our company earlier in his career and his role as a director for more than sixteen years, Mr. Smith is knowledgeable of company history and understands our long-term strategic and tactical plans. Mr. Smith is a member of the Smith family, which holds a controlling interest in the stock of our company.

MARK D. SMITH – Business Manager, Strattec Security Corporation.

Mr. Smith, 50, has been a director of our company since 2001. He is a member of the Audit Committee of the Board. He has served as a product business manager for Strattec Security Corporation since 1997. Strattec Security Corporation designs, develops, manufactures and markets mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, and related access control products for major automotive manufacturers. Mr. Smith is a first cousin of Bruce M. Smith, also a director of our company. Arthur O. Smith, III, brother of director Mark D. Smith, was a long-standing employee of our company employed in a non-executive capacity as Manager of Business Analysis at A. O. Smith Electrical Products Company until its sale on August 22, 2011.

Mr. Mark Smith is experienced in managing the operations of a manufacturing business, both at Strattec and previously with our company. Further, an important aspect of his position at Strattec is managing key customer relationships, and he brings this orientation to his service on our Board. Mr. Smith is also a member of the Smith family, which holds a controlling interest in the stock of our company.

NOMINEES – COMMON STOCK

GLOSTER B. CURRENT, JR. – Retired Vice President Corporate Affairs and Assistant to the Chief Executive Officer, Northwestern Mutual Life Insurance Company.

Mr. Current, 66, has been a director of our company since 2007. He is a member of the Audit Committee of the Board. Mr. Current retired from Northwestern Mutual Life Insurance Company (“NML”) in 2009 as vice president corporate affairs and assistant to the chief executive officer. He previously served as vice president of policyowner services at NML from 2006 to 2007 and as vice president, corporate planning when he joined the company in 2003. NML is the nation’s largest direct provider of individual life insurance. Prior to joining NML, he was vice president and chief marketing officer of Lincoln Financial Group from 1995 to 2003.

Mr. Current is proficient in risk management matters, having spent his career in the insurance and banking industries. With his risk management background, he serves on the Audit Committee of our Board. Further, based on his executive responsibilities at NML, Mr. Current brings a focus on customer service to our Board. Mr. Current also has strategic planning experience at both NML and his earlier career. In addition, Mr. Current has demonstrated leadership as a director of a non-profit organization, and as Chairman of its Nominating and Governance Committee. As an added benefit, Mr. Current brings diversity to our Board.

WILLIAM P. GREUBEL – Retired Chief Executive Officer and Director, Wabash National Corporation.

Mr. Greubel, 60, has been a director of our company since 2006. He is Chairperson of the Nominating and Governance Committee and a member of the Personnel and Compensation Committee of the Board. Mr. Greubel was the chief executive officer of Wabash National from 2002 to 2007, and held various director positions with Wabash National, including chairman and executive director, until his retirement as a director in 2009. Wabash National is one of the leading manufacturers of semi-truck trailers in North America, specializing in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, and intermodal equipment. Mr. Greubel previously was chief executive officer of Accuride Corporation from 1998 until 2002 and president from 1994 until 1998. Mr. Greubel served as a director of Wabash National from 2002 to 2009 and of privately held Utilimaster Corp. from 2002 to 2009.

Mr. Greubel is an experienced chief executive officer, having held this leadership position at Wabash National and Accuride Corporation. By virtue of this role, he has demonstrated his capability to effectively oversee the overall direction of a publicly traded company, and to manage a large manufacturing company like ours. Mr. Greubel’s experience and guidance in managing corporate restructuring and change in a large organization have been important to our acquisition integration activities.

IDELLE K. WOLF – Retired President, Barnes Distribution.

Ms. Wolf, 59, has been a director of our company since 2005. She is a member of the Audit Committee of the Board. Ms. Wolf was president of Barnes Distribution from 2006 to 2007 and vice president of Barnes Group Inc. from 2000 to 2007. She previously was president of Barnes Distribution North America from 2004 through 2005. She joined Barnes Group Inc. as vice president and as chief operating officer of Barnes Distribution in 2000. Barnes Distribution is a leading distributor of maintenance, repair, operating and production supplies with distribution centers in North America, Europe and Asia.

Ms. Wolf has extensive executive level financial and operating experience. She is a Certified Public Accountant with audit experience, and has a thorough knowledge and understanding of generally accepted accounting principles and auditing standards, and how they apply to budgeting and financial reporting systems. Accordingly, Ms. Wolf serves on our Audit Committee and qualifies as an audit committee financial expert under SEC regulations. Ms. Wolf also adds a distribution orientation to our Board, with a thorough understanding of distribution issues and opportunities on a worldwide basis. As an added benefit, Ms. Wolf brings diversity to our Board.

GENE C. WULF – Retired Executive Vice President and Director, Bemis Company, Inc.

Mr. Wulf, 61, has been a director of our company since 2003. He is Chairperson of the Audit Committee of the Board. Until his retirement in December, 2011, Mr. Wulf served as executive vice president of Bemis Company, Inc. (“Bemis”), where he was responsible for integration of recent acquisitions, as well as global corporate strategy and information technology. He previously was senior vice president and chief financial officer of Bemis from 2005 through 2010; was vice president, chief financial officer and treasurer of Bemis from 2002 through 2005; and was vice president and controller from 1998 through 2002. He also served as a director of Bemis from 2006 until his retirement in 2011. Bemis is one of the largest flexible packaging companies in the Americas and a major manufacturer of pressure sensitive materials used in labels, decorating and signage.

Mr. Wulf is proficient in developing and managing a broad-based financial function and is familiar with financial analytics used to measure business performance in a publicly traded global manufacturing company. He has a thorough knowledge and understanding of generally accepted accounting principles and auditing standards, and how they should be applied to budgeting and financial reporting systems. Based on his experience as a chief financial officer of a public company, he shares his insights as to the best practices at companies like ours. With his strong financial background, Mr. Wulf chairs our Audit Committee and, further, meets the SEC definition of an audit committee financial expert. In addition, he has provided a practical orientation with respect to the business acquisitions that our company has undertaken over the last several years.

GOVERNANCE OF OUR COMPANY

The Board of Directors

Our business is managed under the direction and oversight of the Board of Directors, who are elected by the stockholders. Directors meet their responsibilities by participating in meetings of the Board of Directors and Board Committees on which they sit, through communication with our Chairman and Chief Executive Officer and other officers and employees, by consulting with our independent registered public accounting firm and other third parties, by reviewing materials provided to them, and by visiting our offices and plants. During 2011, the Board held seven regular meetings, including two that were conducted telephonically. The Committees of the Board of Directors held a total of twenty-six meetings, including nine meetings that were conducted telephonically. All directors attended at least 75% of the meetings of the Board and Committees on which they served during 2011. Although we have no formal policy on director attendance, all directors attended our 2011 Annual Meeting of Stockholders.

The non-management directors of the Board met in executive session without management present five times in 2011. The lead director who presides at such meetings rotates on an annual basis among the chairpersons of the following Committees in the following order: Nominating and Governance Committee, Audit Committee, and Personnel and Compensation Committee. The lead director from April 2011 to April 2012 has been William P. Greubel, the Chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee decided to depart from the normal rotation for the period from April 2012 to April 2013 because Mr. Brown had been scheduled to serve as lead director from April 2011 to April 2012 until he and Mr. Greubel switched roles as committee chair in 2011. Accordingly, the Nominating and Governance Committee designated Ronald D. Brown, Chair of the Personnel and Compensation Committee, as the lead director from April 2012 to April 2013. Any party wishing to communicate with the lead director may send correspondence to the Lead Director, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508.

Director Independence and Financial Literacy. The Smith Family Voting Trust has the power to elect a majority of our Class A Directors, who make up a majority of the Board. As of December 31, 2011, the Smith family directly or beneficially owned 87.08% of Class A Common Stock and therefore 87.08% of voting power with respect to the election of the Class A Directors. Since the Board is composed of seven Class A Directors (six after the 2012 Annual Meeting of Stockholders) and four Common Stock Directors, the Smith Family Voting Trust effectively exercises control over voting power for the election of our directors, and therefore, we are a “controlled company” under the New York Stock Exchange (“NYSE”) rules. As a controlled company, under NYSE rules, we may choose to not have a majority of independent directors or compensation or governance committees consisting solely of independent directors.

Notwithstanding our status as a controlled company, we are committed to a Board in which a majority of our members consist of independent directors. As described in the Corporate Governance Guidelines available on our website, www.aosmith.com, we apply the NYSE rules to determine director independence. The Nominating and Governance Committee annually evaluates the independence of each director and makes recommendations to the Board. As part of this process, the Committee evaluates any related party transactions disclosed by directors in the detailed Directors’ and Officers’ Questionnaires completed annually by each director. No related party transactions, as defined by SEC rules, were reported except as set forth below under “Governance of Our Company – Compensation Committee Interlocks and Insider Participation.” In making its recommendations, the Committee also applied the NYSE rules and evaluated any other legal, accounting and family relationships between directors and us. In particular, even though it is not a reportable related party transaction under SEC rules, the Committee and the

Board considered that the brothers of Bruce M. Smith and Mark D. Smith have been long-standing employees employed in non-executive capacities. Mr. Bruce Smith’s brother remains an active employee; Mr. Mark Smith’s brother left our company in August 2011 at the time of the A. O. Smith Electrical Products Company sale. The Committee and the Board determined that their employment is not a material relationship for governance purposes and does not affect the independence of either director. The Committee and the Board also considered that Bruce M. Smith is chief executive officer of Smith Investment Company LLC, which purchased the company’s commercial paper at various times in 2011. These were arm’s length transactions handled directly by an independent third party offering such commercial paper to the public without the knowledge or approval of our company as to specific purchases, which were on terms identical to other purchasers. Smith Investment Company LLC held approximately $5.4 million in commercial paper at December 31, 2011, and earned less than $15,500 in interest on such commercial paper during 2011. The Committee and the Board concluded that such purchases were not a conflict and not a material relationship for governance purposes. The Committee and the Board also considered that Robert J. O’Toole is a director of Factory Mutual Insurance Company, to which we pay certain insurance premiums, and had been a director of Marshall & Ilsley Corporation, which is a participant in our credit facility and to which we pay certain benefit plan recordkeeping, investment management and cash management fees, until BMO Financial Corporation acquired it in 2011. The Committee and the Board determined that these relationships were not material for governance purposes and did not affect the independence of Mr. O’Toole.

The Board has determined that Messrs. Brown, Current, Greubel, O’Toole, Sandoval, Mark D. Smith and Wulf and Ms. Wolf meet the NYSE independence requirements. Messrs. Jones and Rajendra are considered management directors by virtue of their current positions as executive officers of our company. With respect to Mr. Bruce M. Smith, the Board determined that he is a non-management director under NYSE rules, but not independent under NYSE rules due to benefits he may have received as a result of the April 22, 2009, SICO merger, described in more detail below under “Governance of Our Company – Compensation Committee Interlocks and Insider Participation” as well as his position as chief executive officer of Smith Investment Company LLC, which has purchased commercial paper of our company as described above. The Board has elected to exercise the “controlled company” exemption under the NYSE rules with respect to Bruce M. Smith’s participation on the Personnel and Compensation Committee. In this regard, the Board determined that Bruce M. Smith uniquely represents the best interests of stockholders by virtue of representing the interests of the Smith family, which holds a controlling interest in the stock of our company, and he should continue to serve on this Committee. The Board has not elected to exercise the “controlled company” exemption in any other respect.

As of April 22, 2012, which is the third anniversary of the SICO merger with our company, the automatic independence disqualification of Mr. Bruce M. Smith under NYSE rules related to that transaction will no longer apply. Further, Mr. Bruce M. Smith has announced his plans to resign as chief executive officer of Smith Investment Company LLC effective May 31, 2012. Accordingly, the Nominating and Governance Committee plans to review Mr. Bruce M. Smith’s independence and our use of the “controlled company” exemption at its July 2012 meeting, and make a recommendation to the Board as to his independence.

The Board recognizes that the NYSE rules require financial literacy of Audit Committee members only. Notwithstanding that, as a best practice, the Board has reviewed the qualifications and experience of its members and determined that each director is financially literate within the meaning of the NYSE rules.

Board Information and Stockholder Communications. We are committed to making our corporate governance information accessible to stockholders and other interested parties. Accordingly, on our website, www.aosmith.com, under the “Investor Relations” heading, and then “Corporate Governance” subheading, we have published the A. O. Smith Corporation Guiding Principles, Financial Code of Ethics, Corporate Governance Guidelines, Criteria for Selecting Board of Director Candidates, a list of the Board of Directors and Committee Assignments, Stockholder Contacts to Communicate with Directors, and the Charters for the Audit, Investment Policy, Nominating and Governance, and Personnel and Compensation Committees. Further, SEC filings, including our Form 10-K, Form 10-Q, Form 8-K, Proxy Statement and Section 16 filings, are available for review on this website under the heading “Investor Relations,” and then “SEC Filings” subheading. Stockholders may also request that these documents be mailed by sending their request to the address provided below.

We encourage communication with our directors. Any interested party may communicate with a particular director, all directors, non-management or independent directors as a group or the lead director by mail or courier addressed to him/her or the entire Board in care of the Corporate Secretary at the following address:

c/o James F. Stern, Corporate Secretary

A. O. Smith Corporation

11270 West Park Place

P.O. Box 245008

Milwaukee, WI 53224-9508

The Corporate Secretary will forward this communication unopened to the addressed director.

Compensation Committee Interlocks and Insider Participation. The members of the Personnel and Compensation Committee are Ronald D. Brown, William P. Greubel, Mathias F. Sandoval and Bruce M. Smith. No member of this Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Personnel and Compensation Committee.

As we noted above, Bruce M. Smith served as chairman, president, chief executive officer and director of SICO until its merger with our company in April, 2009. Prior to the merger, SICO beneficially owned shares of our Common Stock and Class A Common Stock. Since 2009, Mr. Smith has been the chairman of the board of managers and chief executive officer of Smith Investment Company LLC, an entity that holds all of the assets and liabilities of SICO (other than the shares of our company owned by SICO until the merger). During 2011, we provided office space, group insurance coverage and other miscellaneous services to Smith Investment Company LLC, for which we have been reimbursed $46,087.

In addition, director Bruce M. Smith’s brother, Roger S. Smith, and director Mark D. Smith’s brother, Arthur O. Smith, III, who is not the same person that we discuss above with regard to Bruce M. Smith’s beneficial ownership of stock of SICO, both have been employed by us in non-executive capacities. Roger S. Smith remains actively employed at our company; Arthur O. Smith, III left our company in August, 2011 at the time the Electrical Products Company business was sold. Each has been a long-service employee whose employment precedes his brother’s election to the Board by more than ten years; Roger S. Smith is subject to the same terms and conditions of employment as other salaried employees, Arthur O. Smith III was subject to the same terms and conditions until he left the company when the Electrical Products Company was sold, and the compensation for each is below the threshold for a related party transaction under SEC rules.

Procedure for Review of Related Party Transactions. Potential conflicts of interest must be approved in advance, including related party transactions reportable under SEC rules, or related to the Smith family, in accordance with our Corporate Governance Guidelines. We have a detailed code of conduct, the A. O. Smith Corporation Guiding Principles, which applies to all employees, officers and directors, and specifically addresses conflicts of interest. There has been no waiver of the code of conduct, requested or granted, for any directors or officers. Further, the Corporate Governance Guidelines provide the procedure for review of related party transactions reportable under SEC rules, with approval by the Nominating and Governance Committee required if any such transaction involves a director, executive officer, or his/her immediate family members.

Potential Director Candidates. The Nominating and Governance Committee will consider any candidate recommended by stockholders, directors, officers, third-party search firms and other sources for nomination as a director. The Committee considers the needs of the Board and evaluates each director candidate in light of, among other things, the candidate’s qualifications. All candidates’ minimum qualifications are identified in the Corporate Governance Guidelines and the Criteria for Selecting Board of Director Candidates, both of which can be found on our website by clicking on “Investor Relations,” then “Corporate Governance” and then on the specific document. To summarize, all candidates should be independent and possess substantial and significant experience which would be of value to us in the performance of the duties of a director. Recommended candidates must be of the highest character and integrity, free of any conflicts of interest, have an inquiring mind and vision, and possess the ability to work collaboratively with others. Each candidate must have the time available to devote to Board activities and be of an age that, if elected, the candidate could serve on the Board for at least five years before reaching the mandatory retirement age, which is 70, absent a waiver approved by the Board. Finally, we believe it appropriate for certain key members of our management to participate as members of the Board, while recognizing that a majority of independent directors must be maintained at all times. Accordingly, Mr. Rajendra joined our Board after his election as President and Chief Operating Officer of our company. All candidates will be reviewed in the same manner, regardless of the source of the recommendation. Although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, background and experience are complimentary and, together, cover the spectrum of areas that impact our business.

A stockholder recommendation of a director candidate must be received no later than the date for submission of stockholder proposals. Please see the section of this proxy entitled, “Date for Stockholder Proposals.” The recommendation letter should be sent by mail to the Chairperson, Nominating and Governance Committee, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508.

The recommendation letter must, at a minimum, provide the stockholder’s name; address; the number and class of shares owned; the candidate’s biographical information, including name, residential and business address, telephone number, age, education, accomplishments, employment history (including positions held and current position), and current and former directorships; and the stockholder’s opinion as to whether the stockholder recommended candidate meets the definitions of “independent” and “financially literate” under the NYSE rules. In addition, the recommendation letter must provide the information that would be required to be disclosed in the solicitation of proxies for election of directors under federal securities laws. The stockholder must include the candidate’s statement that he/she meets these requirements and those identified on our website; is willing to promptly complete the questionnaire required of all officers, directors and candidates for nomination to the Board; will provide such other information as the Committee may reasonably request; and consents to serve on the Board if elected.

Board Committees

The Board of Directors has delegated some of its authority to Committees of the Board. There are four standing Committees: the Audit Committee, the Personnel and Compensation Committee, the Investment Policy Committee, and the Nominating and Governance Committee.

Audit Committee. The Audit Committee consists of four members who meet the independence and financial literacy requirements of the NYSE and the SEC. The Audit Committee’s duties include appointing the firm that will act as our independent registered public accounting firm. The Audit Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board of Directors and is available on our website. The Board of Directors has determined that Ms. Wolf and Mr. Wulf qualify as “audit committee financial experts” as defined by the SEC. The Audit Committee met twelve times during 2011, with eight of those meetings being telephonic. The Report of the Audit Committee is included as part of this Proxy Statement.

Personnel and Compensation Committee. The Personnel and Compensation Committee is responsible for establishing and administering our compensation and benefit plans for officers, executives and management employees, including the determination of eligibility for participation in such plans. It determines the compensation to be paid to officers and certain other selected executives, and evaluates the performance of the Chairman and Chief Executive Officer in light of established goals and objectives. As it deems appropriate, the Committee may retain independent consultants to provide recommendations as to executive compensation. The Committee also directs the Senior Vice President – Human Resources and Public Affairs to prepare computations for its consideration, and considers recommendations of the Chief Executive Officer as to compensation of executives other than the Chief Executive Officer. The Personnel and Compensation Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of four directors, three of whom are independent under NYSE rules and the fourth, Mr. Bruce M. Smith, currently is a non-management director. Following the third anniversary of our merger with SICO on April 22, 2012, when the automatic independence disqualification of Mr. Bruce M. Smith under NYSE rules related to that transaction will no longer apply, and Mr. Bruce M. Smith’s announced resignation from Smith Investment Company LLC, to be effective May 31, 2012, his independence will be reviewed. The Committee held six meetings during 2011, with one of those meetings being telephonic. The Personnel and Compensation Committee Report is included as part of this Proxy Statement.

Investment Policy Committee. The Investment Policy Committee is responsible for establishing investment policy and certain other matters for all of our qualified retirement plans. The responsibilities and duties of the Investment Policy Committee are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of three members. The Investment Policy Committee held five meetings during 2011.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board in identifying qualified candidates for election as Board members, and establishes and periodically reviews criteria for selection of directors. This Committee reviews our company’s and the Board Committees’ structure to ensure appropriate oversight of risk. Further, the Committee provides direction to the Board as to the independence, financial literacy and financial expertise of directors, and the composition of the Board and its Committees. As part of its responsibilities, the Committee is responsible for reviewing and making recommendations to the Board as to director compensation. The responsibilities and duties of the Nominating and Governance Committee are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of three members, all of whom are independent under the NYSE rules. The Nominating and Governance Committee met three times during 2011. The Report of the Nominating and Governance Committee is included as part of this Proxy Statement.

The table below shows Committee membership and the number of meetings of the full Board and each Committee in 2011.

Name	Board	Audit	Personnel and Compensation	Investment Policy	Nominating and Governance
Ronald D. Brown	X		Chair		X

Gloster B. Current, Jr.	X	X

William P. Greubel	X		X		Chair

Paul W. Jones	Chair			X

Robert J. O’Toole*	X			X

Ajita G. Rajendra	X

Mathias F. Sandoval	X		X		X

Bruce M. Smith	X		X	Chair

Mark D. Smith	X	X

Idelle K. Wolf	X	X

Gene C. Wulf	X	Chair

Number of Meetings – 2011	7	12	6	5	3

*	Robert J. O’Toole plans to retire from the Board at the end of his term at the 2012 Annual Meeting of Stockholders.

Our Leadership Structure

Our company is led by Paul W. Jones, who has served as our Chairman and Chief Executive Officer since 2005. Our company historically has employed the same leadership structure, with our Chief Executive Officer also serving as Chairman of the Board. This approach is commonly utilized by other public companies in the United States and we believe it has been effective for our company as well. As a result, we have a single leader for our company, with Mr. Jones seen by our customers, business partners, investors and the other stakeholders as providing strong leadership for our company, in our community and in our industry.

Further, we believe that the members of our Board and the four standing Board Committees provide appropriate oversight. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as risk, legal and compliance matters. The Personnel and Compensation Committee oversees the annual performance of our Chairman and Chief Executive Officer, as well as our executive compensation program. The Nominating and Governance Committee monitors matters such as the composition of the Board and its committees, board performance and “best practices” in corporate governance. The Investment Policy Committee oversees our investments with respect to benefit plans. Each Committee is led by a chairperson other than the Chairman and Chief Executive Officer and, as discussed in more detail in this proxy, the entire Board of Directors is actively involved in overseeing our risk management. All together, we believe this framework strikes a sound balance with appropriate oversight.

We also have a lead director, who is an independent director and presides at meetings of all non-management directors in executive session. These meetings generally are held in conjunction with every regular Board meeting. In 2011, each Board meeting, other than the telephonic meetings, included a non-management directors’ session. This allows directors to speak candidly on any matter of interest, without the Chief Executive Officer or other managers present. In accordance with our Corporate Governance Guidelines, the role of lead director rotates on an annual basis, as opposed to a meeting-by-meeting rotation like some companies, to provide continuity in director oversight. We believe this structure provides consistent and effective oversight of our management and our company.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in overseeing the affairs of our company. We believe all Board members are well engaged in their responsibilities, and all Board members express their views and are open to the opinions expressed by other directors. We do not believe that appointing an independent board chairman, or a permanent lead director, would improve the performance of the Board.

Consideration of Risk

Our Board is actively involved in overseeing our risk management. Operational and strategic presentations by management to the Board include consideration of the challenges and risk to our business, and the Board and management actively engage in discussion on these topics. At least annually, the Board also reviews and discusses a report from management on risk issues. This report is compiled by senior management and approved by the Chief Executive Officer.

In addition, each of our Board Committees considers risk within its area of responsibility. For instance, our Audit Committee asks management to address a specific critical accounting issue at most of its meetings, and considers the overall impact that the issue has on our financial position and risk profile. In addition, they discuss legal and compliance matters, and assess the adequacy of our risk-related internal controls. The Audit Committee also requests management to address specific risk issues at its meetings. Further, prior to the presentation to the Board of the risk report, the Audit Committee reviews the changes from the previous year. Likewise, the Personnel and Compensation Committee considers risk and structures our executive compensation programs with an eye to providing incentives to appropriately reward executives for growth without undue risk taking. Each year, the Personnel and Compensation Committee also performs a risk assessment with respect to our executive compensation program. The Investment Policy Committee evaluates the risk and return of our investments and has retained a financial advisor to assist on such matters. On an annual basis, the Nominating and Governance Committee reviews our company’s and Board Committees’ structure to ensure appropriate oversight of risk.

Further, our approach to compensation practices and policies applicable to employees throughout our organization is consistent with that followed for executives. In this regard, the Personnel and Compensation

Committee analyzed the compensation at our continuing operations, and among other things, concluded that no individual operation carries a significant portion of our risk profile; has significantly different compensation structure from the others; pays compensation expenses as a significant percentage of its revenue, or varies significantly from the overall risk and reward structure of our company. Accordingly, we believe that risks arising from our operating environment and our incentive programs are not reasonably likely to have a material adverse effect on our company.

We benchmark our compensation and benefits packages at all levels of the organization no less than every other year. Base pay, bonus targets and long-term incentives are targeted to market median for each position. Most exempt salaried positions are eligible for participation in bonus programs. At our World Headquarters and Corporate Technology Center, annual incentive programs are based upon attainment of the same Return on Equity targets as our executives. Annual incentive programs at our operations are based upon attainment of financial and strategic objectives established and approved annually. A limited number of key managers are eligible to participate in a long-term incentive program that awards stock options and/or restricted stock units in varying amounts based upon position and market comparisons. However, all awards are subject to at least three-year vesting periods. We feel this combination of base salary, bonus plans tied to critical financial measurements and limited long-term incentives with three-year vesting periods is balanced and serves to motivate our employees to accomplish our company objectives and retain key employees while avoiding unreasonable risk taking.

DIRECTOR COMPENSATION

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3] [4]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]	Total ($)
Ronald D. Brown	$84,125	$90,035	—	—	—	—	$174,160

Gloster B. Current, Jr.	66,125	90,035	—	—	—	—	156,160

William P. Greubel	91,375	90,035	—	—	—	—	181,410

Robert J. O’Toole	72,125	90,035	—	—	—	—	162,160

Mathias F. Sandoval	64,625	90,035	—	—	—	—	154,660

Bruce M. Smith	99,125	90,035	—	—	—	—	189,160

Mark D. Smith	66,125	90,035	—	—	—	—	156,160

Idelle K. Wolf	66,125	90,035	—	—	—	—	156,160

Gene C. Wulf	83,625	90,035	—	—	—	—	173,660

[1]	Messrs. Jones and Rajendra, as employee directors, receive no compensation for their service as directors.

[2]	Includes amounts earned during 2011, even if deferred.

[3]

Reflects the grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718. Directors receive a stock award of Common Stock as part of their annual retainer. On April 11, 2011, each director received a stock award worth $90,000, or 2,100 shares valued at $42.27 per share, which was the average of the high and low prices on the grant date rounded up to the next whole share. Directors may choose to defer receipt of this stock, in which case they are awarded restricted stock units. Mr. Brown has deferred his receipt of 4,703 shares until his separation from service as a director; Mr. Current has deferred his receipt of 9,715 shares until his separation from service as a director; Mr. Greubel has deferred his receipt of 17,299 shares until January 1, 2014; Mr. Sandoval has deferred his receipt of 3,324 shares until his separation from service as a director; and Mr. Bruce Smith has deferred his receipt of 9,117 shares until April 1, 2014; 1,918 shares until April 1, 2019, and 11,417 shares until his separation from service as a director. Deferred stock holdings include dividends on deferred stock which are paid in the form of restricted stock units.

[4]

Each director had as of December 31, 2011, the following aggregate number of shares in connection with service as a director: Mr. Brown, 22,677; Mr. Current, 16,745; Mr. Greubel, 17,299; Mr. O’Toole, 17,286; Mr. Sandoval, 3,324; Mr. Bruce Smith, 24,723; Mr. Mark Smith, 21,553; Ms. Wolf, 17,830; and Mr. Wulf, 19,998. Holdings by Mr. O’Toole in connection with his previous employment with the company are not included in this table. Please see the “Security Ownership of Directors and Management” Table for additional information.

[5]

None of the directors received perquisites or other personal benefits in an aggregate amount of $10,000 or more. We reimburse directors for transportation, lodging and other expenses actually incurred in attending Board and Committee meetings.

The Nominating and Governance Committee of the Board of Directors is responsible for reviewing and making recommendations to the Board as to director compensation, which is set annually in July. Non-employee directors are compensated in the form of cash and shares of Common Stock.

In 2011, the Committee reviewed its overall director compensation program in light of the responsibilities and time commitments expected of directors. As part of this process, the Committee considered a Towers Watson assessment of director compensation trends and other information concerning director compensation. After considering this information and the responsibilities of Board and Committee members, the Committee recommended and the Board approved an increase in the annual retainer for Board members from $35,000 to $42,500 effective April 2011 to reflect the time and responsibility required of directors fulfilling their responsibilities.

In all other respects, director compensation remained unchanged. Accordingly, directors received an annual retainer, paid quarterly, in the amount of $42,500 and the award of shares of Common Stock with a market value of

$90,000 on the date of its award. The lead director received an annual retainer of $20,000. Directors received $1,500 for attendance at each Board meeting and the annual stockholders’ meeting, plus expenses, and $500 for each telephonic Board and Committee meeting. Each Personnel and Compensation and Nominating and Governance Committee member received $3,000, and the chairperson of each received $10,000, annually; Committee members also received $1,500 per meeting, plus expenses. Each Audit Committee member received $5,000, and the chairperson received an annual retainer of $15,000; Committee members also received $1,500 per meeting, plus expenses. Each Investment Policy Committee member received $3,000, and the chairperson received $10,000, annually; Committee members also received $3,000 per meeting, plus expenses. Directors who are our employees are not compensated for service as directors or Committee members or for attendance at Board or Committee meetings.

The Board requires that every new director participate in a detailed orientation, including visits to our key operations. This encompasses a review of business and financial operations, meetings with business executives and others, and an overview of our corporate governance policies and procedures. New directors are paid $1,500 to compensate them for their time devoted to orientation matters.

The stock ownership requirement for directors is five times the cash component of the annual retainer fee. Each director is required to acquire beneficial ownership of A. O. Smith Corporation Common Stock having an aggregate value equal to not less than five times the cash component of the annual retainer fee paid to the director within five years of (a) July 12, 2010 (policy effective date), or (b) his or her election as a new director, whichever is longer. All directors, other than Mr. Sandoval, who joined our Board in 2010, have met this requirement.

Certain directors have elected to defer the payment of their fees and receipt of Common Stock shares under the A. O. Smith Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan allows directors to defer all or a portion (not less than 50%) of their fees until a later date, but not later than the year in which age 71 is attained. Payments can be made in a lump sum or in not more than ten annual installments. Under this Plan, Mr. Current and Mr. Sandoval each deferred payment of certain director fees. This is handled as a bookkeeping entry, with gains and losses credited to his account each month based on his crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for his account. The current funds available for a crediting election are: Stable Asset Income Fund, Wells Fargo Advantage Total Return Bond Fund, American Balanced Fund, Nuveen Equity Income Fund, Vanguard Institutional Index Fund, Principal Lifetime Strategic Income R5 Fund, Principal Lifetime 2010 R5 Fund, Principal Lifetime 2020 R5 Fund, Principal Lifetime 2030 R5 Fund, Principal Lifetime 2040 R5 Fund, Principal Lifetime 2050 R5 Fund, Money Market R5 Fund, Growth Fund of America, FMI Common Stock Fund, Munder Mid-Cap Core Growth, Marshall Mid-Cap Value Fund, American Euro Pacific Growth Fund, and Janus Enterprise Fund. Ronald D. Brown, Gloster B. Current, Jr., William P. Greubel, Mathias F. Sandoval and Bruce M. Smith, have deferred receipt of their stock awards, which consequently are treated as restricted stock units. Dividends on stock which has been deferred as restricted stock units are also received in the form of restricted stock units based on the average of the high and low price of our Common Stock on the date of the dividend.

STOCK OWNERSHIP

Security Ownership of Directors and Management

The following table shows, as of December 31, 2011, the Class A Common Stock and Common Stock of our company and Common Stock options exercisable on or before February 29, 2012, beneficially owned by each director, each nominee for director, each named executive officer in the “Summary Compensation Table” and by all directors and executive officers as a group.

Name	Class A Common Stock[1] [2]		Percent of Class A Common Stock	Common Stock [1,2]		Restricted Stock Units	Options Exercisable Within 60 Days	Percent of Common Stock
Ronald D. Brown	0		*	17,974		4,703	0	*
Gloster B. Current, Jr.	0		*	7,030		9,715	0	*
William P. Greubel	0		*	0		17,299	0	*
Paul W. Jones	0		*	129,275		101,300	354,150	1.51%
John J. Kita	0		*	18,228		7,750	31,500	*
Christopher L. Mapes	0		*	43,998		1,429	80,550	*
Terry M. Murphy	0		*	36,674		18,400	78,000	*
Robert J. O’Toole	0		*	308,988		0	0	*
Mark A. Petrarca	0		*	20,525		13,200	18,500	*
Ajita G. Rajendra	0		*	49,878		20,000	115,550	*
Mathis F. Sandoval	0		*	0		3,324	0	*
Bruce M. Smith	118,891	[3]	1.65%	23,904	[4]	20,750	0	*
Mark D. Smith	44,068	[5]	*	32,018	[6]	0	0	*
James F. Stern	0		*	15,076		16,350	57,950	*
Idelle K. Wolf	0		*	17,830		0	0	*
Gene C. Wulf	0		*	19,998		0	0	*
All 20 Directors, Nominees and Executive Officers as a Group	162,959		2.26%	775,423		216,779	827,251	4.71%

*	Represents less than one percent.

[1]	Except as otherwise noted, all securities are held with sole voting and sole dispositive power.

[2]

Shares of Class A Common Stock are convertible on a share-for-share basis into shares of Common Stock at any time at the discretion of each holder. As a result, a holder of shares of Class A Common Stock is deemed to beneficially own an equal number of shares of Common Stock. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the shares of Class A Common Stock listed in the table do not include shares of Common Stock that may be acquired upon the conversion of outstanding shares of Class A Common Stock. Similarly, the percentage of shares of Common Stock beneficially owned is determined with respect to the total number of outstanding shares of Common Stock, excluding shares of Common Stock that may be issued upon conversion of outstanding shares of Class A Common Stock.

[3]	Shares beneficially owned as a settler of a revocable family trust.

[4]	Included in this total are 3,973 shares that have been deferred and 19,931 shares that are beneficially owned as a settler of a revocable family trust.

[5]	Included in this total are 43,149 shares beneficially owned as a settler of a revocable family trust and 919 shares beneficially owned because they are held by his spouse.

[6]

Included in this total are 8,196 shares beneficially owned as a settler of a revocable family trust, 2,239 shares beneficially owned because they are held by his spouse and 21,583 shares held directly by Mark D. Smith.

Compliance with Section 16(a) of the

Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) Forms 3, 4 and 5 which they file.

Based solely on our review of the copies of such forms we received and written representations from certain reporting persons during fiscal year 2011, we believe that all filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

We believe that effective executive compensation programs are critical to our long-term success. We have developed compensation programs with the following objectives:

•	attracting and retaining world-class executives through a total compensation opportunity that is competitive within the various markets in which we compete for talent.

•

encouraging a pay-for-performance mentality by directly relating variable compensation elements to the achievement of financial and strategic objectives without encouraging undue risk taking. Incentive plans are designed to recognize and reward accomplishing individual goals, as well as our long-term objectives.

•	promoting a direct relationship between executive compensation and our stockholder interests.

Our long-term incentive opportunities link a significant portion of executive compensation to our performance through restricted stock unit and stock option awards. Executive officers also are expected to comply with established stock ownership guidelines which require acquisition and retention of specific levels of our Common Stock. Our view is that this stock ownership encourages executive performance but discourages executives from taking undue risk.

We believe executive total compensation opportunity should increase commensurate with responsibility and capacity to influence our results. Additionally, as responsibility and accountability increase, so should the portion of compensation which is at risk. Therefore, not only do base salaries increase with position and responsibility, but short-term and long-term incentive opportunities as a percentage of total compensation increase as well.

Our executive compensation package is designed to strike a balance between short-term cash compensation in the form of fixed salaries and variable annual incentive plans and long-term compensation in the form of cash-based performance units and equity awards with three-year vesting periods. For the Chief Executive Officer, approximately 20% of total target compensation is comprised of base salary, with the remaining 80% being variable compensation that is dependent on our company performance. The variable compensation is divided so that approximately 20% of total target compensation is attributable to annual incentive bonus and approximately 60% is long-term incentive compensation. The Committee approved a long-term incentive plan for 2011 which targeted 66% of the Chief Executive Officer’s long-term incentives, or approximately 40% of total compensation, as equity-based awards. For the other named executive officers, approximately 35-40% of total target compensation is comprised of base salary, with the remaining 60-65% being based on our company performance. Approximately 20-25% of total target compensation represents annual incentive bonus with roughly 40% attributable to long-term incentive compensation. The Committee targeted 66% of the long-term incentives, or approximately 25-30% of total target compensation, as equity-based awards for the named executive officers. The actual percentages for 2011 compensation varied from the target percentages as a result of the success bonuses paid in connection with the sale of the Electrical Products Company business, as discussed in the section of this Compensation Discussion and Analysis entitled “Annual Incentive Compensation and Discretionary Bonuses.”

We believe this combination results in a competitive compensation package that provides an incentive for our executives to lead with a focus on short-term results, while positioning us for long-term sustained performance. With approximately 25-40% of their total compensation tied to equity awards, we believe the decisions of named executive officers are aligned with the best interests of our stockholders. We believe this combination of base pay, short- and long-term incentives supports our objectives of pay-for-performance, while mitigating the potential for undue risk taking because it ties a significant portion of the executive officer’s compensation to sustained, long-term performance.

We believe our compensation philosophy is appropriate and aligned with stockholders, as demonstrated by our stock performance. The following represents our company’s total stockholder return from 2007 to 2011. Despite a sluggish economic climate, we reported solid earnings per share from continuing operations of $2.39 for 2011. We maintained our focus on growing stockholder value and, as shown in the table below, our total stockholder return for 2007 to 2011 exceeds both the S&P 600 and that of the Russell 1000.

Comparison of Five-Year Cumulative Total Return

From December 31, 2006 to December 31, 2011

Assumes $100 Invested with Reinvestment of Dividends

Outside Consultants

Just as we compete for market share in highly competitive global markets, we compete for talent in equally competitive labor environments. In order to attract and retain critical leadership in these competitive environments, we strive to provide a comprehensive and competitive total compensation package. We utilize the resources of an independent compensation consultant to aid in establishing our programs and to monitor how they compare with the marketplace. Specifically, the Personnel and Compensation Committee (“PCC”) has retained Towers Watson, a leading global executive compensation consulting group, to advise the PCC on market trends relative to executive compensation, provide market data as requested and share input and views on issues being discussed by the PCC. Management subscribes to various Towers Watson compensation databases and CompSource database analytical tools to benchmark non-executive positions. Additionally, management utilizes Towers Watson in various consulting capacities related to employee benefits programs. The following table sets forth the fees we paid to Towers Watson in 2011 for services other than those provided to the PCC.

Service	Fees
Management Compensation Surveys	$36,400
Benefits Consulting Services	$93,653 paid through credits against commissions earned as broker for life and disability group insurance plans.
Commissions on Group Life and Disability Insurance Plans	$114,000
Director Compensation Assessment and Consulting	$12,683

We have been advised that the Towers Watson advisors to the PCC are not involved in these other services and do not serve as account managers for Towers Watson in its capacity as advisors to the company overall. The PCC does not approve the services provided by Towers Watson outside the executive compensation advisory role to the PCC but is aware these services are provided.

Benchmarking

We endeavor to benchmark our executive compensation against similarly situated executives in comparably sized organizations. We believe we compete for executive resources with other non-financial institutions across multiple industrial segments. With that in mind, our consultants utilize broad-based, general industry salary surveys and regress their data to organizations with $2.5 billion in revenues. We believe market median is an appropriate target for our total compensation program. We attempt to design both short- and long-term incentives to produce rewards in excess of median market levels when company performance is better than target. The PCC authorized Towers Watson to perform a detailed analysis of our executive compensation levels in both 2010 and 2011 because of the market volatility caused by the economic uncertainty.

As described below, the PCC asked Towers Watson to provide input on overall compensation and components of compensation for 10 executive positions, including each of the named executive officers, at the 50th percentile of market survey data. In addition to providing information regarding executive pay, Towers Watson provides information relating to director compensation and market trends.

We utilize Towers Watson because we believe its survey resources ensure consistent and statistically valid data that is representative of the market in which we compete for executive talent. Its database for 2010 and 2011 included a broad array of approximately 800 companies. After eliminating financial services, health care and energy services, it used approximately 400 companies in the database when benchmarking our positions. We did not rely on a specific sub-group of peer companies within that database. In working with Towers Watson, we played no role in selecting the individual companies for which the data was obtained.

To benchmark our company’s executive positions for 2011 compensation, Towers Watson performed a regression analysis to reflect base pay levels of an organization with $2.5 billion in revenue; the business unit positions were regressed to $1.5 billion and $1.0 billion in revenue for the Water Products and Electrical Products businesses, respectively. Its findings were reported to the PCC in October 2010. Target bonus and long-term incentive multiples, which are gathered as a percentage of competitive base salary, were determined from all companies in Towers Watson’s general industry database with revenues between $1 billion and $3 billion. Its comparison focused on overall compensation, as well as base salary, annual incentive bonus, equity awards and each of the other compensation elements discussed below. We believe its methodology provides appropriate comparisons by utilizing industrial companies of comparable size and referencing databases with comparable executive officer positions. At the time of this review and as we made decisions regarding 2011 compensation, the divestiture of our Electrical Products Company (“EPC”) business, which had revenues of $702 million in 2010, was not finalized.

For 2011, the PCC targeted our overall compensation and benefits programs and each element of compensation at the median level of the surveyed companies. Since a number of variables can influence the relationship of an individual executive’s pay components to the survey median data, the PCC considers a range of 90% to 110% of median to be appropriate when reviewing total compensation. Although the PCC attempts to have each component of compensation in this target range, the PCC puts greater emphasis on achieving the target at the total compensation level. Variables considered include, but are not limited to, education, position tenure, previous experience, level of performance, additional responsibilities, and, as appropriate, recruitment considerations.

At the PCC’s October 2011 meeting, the PCC asked Towers Watson to conduct a specific peer group analysis of our Chief Executive Officer, Chief Financial Officer and the three additional highest paid executive roles to provide another point of reference in evaluating our executive compensation programs. The peer group contained ten companies utilized for financial performance comparisons, including: Actuant Corporation; Badger Meter, Inc.; Briggs & Stratton Corporation; Flowserve Corporation; IDEX Corporation; Pentair, Inc.; Roper Industries, Inc.; Watts Water Technologies, Inc.; and Whirlpool Corporation. Towers Watson’s analysis was based on data obtained from the most recent proxy statements of these ten companies.

In general, Towers Watson observed the peer group results were not materially different from the Towers Watson survey findings. Specifically, our cash compensation (Base Salary and Bonus Target) was essentially the same as these peers. Our long-term incentives were somewhat lower compared to these peers, but we believe it is difficult to draw conclusions because long-term incentive data is more volatile and the sample size was small. Towers Watson believed the peer comparison may be a useful tool for validating the broader survey findings, but Towers Watson noted that two issues minimize the value of the peer group comparison for planning purposes: 1) the comparison involved too few companies; and 2) some of the companies in the peer group were too large (between $4 billion and $18 billion in revenues) or too small ($277 million in revenues) to serve as a valid comparison. Additionally, while our one-year total stockholder return for the period ending September 30, 2011, was near the median of the peer group, our total stockholder return for the three-year period ending September 30, 2011, exceeded that of all companies in the peer group. Accordingly, no 2011 compensation decisions were based on the results of this analysis.

For 2012, we continue to compare ourselves to the market median of other companies with revenues of $2.5 billion. We recognize that the sale of the EPC business in August 2011 reduced our current revenues, but we plan to replace revenues associated with the EPC business through acquisitions and other business ventures in the water technologies arena. We closed the first such acquisition of Lochinvar Corporation in August 2011, and we continue to explore other global opportunities in the water heating and treatment industries. Given our growth plans, our desire to maintain stability in our executive compensation programs and the modest differences in pay for companies with sales in the $2.0 billion to $2.5 billion range, the PCC chose to maintain the current comparisons when setting 2012 compensation.

Consideration of Stockholder Vote on Executive Compensation

At our 2011 annual meeting, our stockholders approved the compensation of our named executive officers by approximately 97% of the votes cast. Accordingly, aside from compensation adjustments for Messrs. Rajendra and

Kita commensurate with their respective promotions, and success bonuses to named executive officers who led the sale of the EPC business on what we believe to be favorable terms for our stockholders, we made few changes to our executive compensation program during 2011. The PCC also considered this vote when setting 2012 executive compensation levels and, as discussed below, made very few changes to the 2012 program.

Role of Executives in Compensation Decisions

The PCC annually reviews Chief Executive Officer performance and makes recommendations regarding Chief Executive Officer compensation for consideration by the full Board. The Chief Executive Officer is not present during these discussions and plays no role in determining his own compensation. As it deems appropriate, the PCC utilizes the Towers Watson compensation data and directs the Senior Vice President—Human Resources and Public Affairs to prepare computations for its consideration. With respect to other executives, the Chief Executive Officer annually reviews performance and makes compensation recommendations to the PCC. The Chief Executive Officer will review compensation data provided by Towers Watson, consult with the Senior Vice President—Human Resources and Public Affairs, and consider the individual factors listed above before making his recommendations. The PCC can exercise its discretion to modify any recommended compensation to such executives.

Compensation Elements

The PCC takes a balanced approach to executive compensation. Our executive compensation package is comprised of several key components which are designed to work together to provide executives with a total compensation package that is competitive with industry norms. For 2011, total compensation included:

•	Annual Base Salary

•	Incentives

•	Short-Term – annual incentive bonus

•	EPC business sale bonus

•	Long-Term – restricted stock, stock options and performance units

•	Benefits

•	Executive life insurance

•	Pension, 401(k) savings plan and post-retirement life insurance

•	Perquisite allowance

Base Salary

Base salary provides the executive with a consistent market competitive stream of income on a semi-monthly basis. Absent unusual circumstances, we review base salary levels annually, with adjustments effective January 1. The Chief Executive Officer considers each senior executive individually for base salary actions and recommends appropriate adjustments. The PCC annually evaluates the appropriate base salary for the Chief Executive Officer, and reviews and approves his recommendations for the other named executive officers. When considering base salary increases, consideration is given to industry experience, individual performance, level of contribution, pay levels relative to market pay practices, as well as our overall financial condition. While the Chief Executive Officer recommends compensation adjustments for the other named executive officers, his recommendations must be approved and authorized by the PCC. The Chief Executive Officer and the PCC rely upon competitive survey data from Towers Watson and their own diverse experiences with executive compensation when making compensation decisions.

In reviewing and approving individual base salary adjustments for the named executive officers for 2011, the PCC relied upon salary data for comparable positions from the 2010 Towers Watson Executive Compensation

Database, which was aged 2.5% to reflect anticipated market movement from the 2010 survey through year end 2011. Based upon its understanding of the market and other considerations, the PCC approved no increase in base salary for Mr. Jones in 2011, and effective as of January 1, 2011, authorized increases of 3.5% for Messrs. Rajendra, Mapes and Stern, 3% for Mr. Petrarca, 2.5% for Mr. Kita and 2% for Mr. Murphy.

Executive changes during 2011 resulted in commensurate base salary changes. Upon being named Chief Financial Officer effective May 1, 2011, the PCC increased Mr. Kita’s base salary an additional 36%. Mr. Kita’s annual incentive target and long-term incentives also were adjusted, as described below in the sections entitled, “Annual Incentive Compensation and Discretionary Bonuses” and “Long-Term Incentive Compensation.” Likewise, upon his election as President and Chief Operating Officer effective September 1, 2011, the PCC increased Mr. Rajendra’s base salary an additional 19%, but his annual incentive target and long-term incentives were not adjusted in 2011.

In reviewing 2012 base salaries at its December 2011 meeting, the PCC approved increases of approximately 3% for all named executive officers other than Mr. Kita, for whom it authorized a 10% increase to align him more closely with the market median base pay. Based upon input from Towers Watson, we believe that the base salaries for our named executive officers are in the aggregate approximately 105% of market median, which is within our desired target range of 90% to 110%. Further, we anticipate market movement for base salaries to average 3% in 2012.

Name	2011 Base Salary	2011 Base Salary % to Market Median		January 1, 2012 Base Salary	2012 Base Salary % to Market Median
Paul W. Jones	$1,000,000	114%		$1,030,000	107%

John J. Kita Eff. 5-1-2011	312,600 425,000	110 90	% %	467,500	97%

Ajita G. Rajendra Eff. 9-1-2011	470,600 560,000	101 102	% %	576,800	102%

James F. Stern	424,000	111%		436,300	113%

Mark A. Petrarca	365,900	104%		376,500	105%

Christopher M. Mapes	462,000	107%		NA	N	A

Terry M. Murphy	480,400	102%		NA	N	A

Executive Incentive Compensation

We include both annual and long-term incentives in our executive compensation package. The goal of our incentive plans is to focus executives on both short-term financial and strategic objectives while ensuring commitment to our long-term growth and stability. Our incentive plans tie financial awards to our financial and strategic success and the interests of our stockholders, and provide pay in addition to annual base salary when warranted by corporate financial performance.

Annual Incentive Compensation and Discretionary Bonuses

Each year, the PCC reviews and approves our financial objectives for both the company and its business units. The executive annual incentive bonus is tied to achieving those objectives. The better we perform relative to these objectives, the higher the incentive bonus payment.

The annual target incentive bonus typically is calculated as a percent of annual base pay as of January 1 of the performance year. The target percent for incentive compensation, like base salary, is determined through periodic benchmarking and review of the median level survey data provided by Towers Watson. Annual incentive compensation represents an “at risk” component of the executive compensation package. Actual incentive bonus amounts are dependent upon performance against specific measurements and through 2011, may vary from 0% to 150% of targeted amounts.

As a general principle, the portion of an executive’s compensation tied to incentive compensation increases with the executive’s level of responsibility. Thus, the Chief Executive Officer’s annual incentive opportunity is greater than that of the other named executive officers. We targeted an annual incentive opportunity for the Chief Executive Officer at 100% of base pay in 2011 based upon Towers Watson survey data for comparably situated executives. As a result of his promotion to Chief Financial Officer, Mr. Kita’s annual incentive target was increased to 67% during 2011. The relationship of our incentive targets to its market median comparisons is illustrated in the following table. No other changes were made to executive annual incentive targets during 2011.

Name	2011 Target % of Base Salary	Target Incentive % to Market Median
Paul W. Jones	100	100
John J. Kita	67	96
Ajita G. Rajendra	67	92
James F. Stern	63	105
Mark A. Petrarca	57	104
Christopher M. Mapes	N/A	N/A
Terry M. Murphy	67	96

The 2011 annual incentive plan for all corporate executives was based on achieving a target financial measure of 9.08% Return on Equity for continuing operations. Return on Equity is calculated by dividing net income by stockholder equity, adjusted to exclude certain extraordinary and nonrecurring items, as provided for in the 2011 annual incentive plan. We use Return on Equity as the basis for determining annual incentive compensation for corporate executives because we believe it represents a sound measure of our performance that is easily recognized and readily used by investors and that links executive performance to stockholder interests. For 2011, the calculation of Return on Equity excluded all earnings, including the gain on sale, associated with the EPC business, since this is considered a discontinued business unit, and, if not excluded, it would have increased the earnings.

The PCC established the Return on Equity financial objective at its February 2011 meeting based upon historical performance, as well as its assessment of the 2011 business plan, competitive environments and our overall performance objectives. In past years, the PCC had established a separate annual incentive for operating segment executives, including Messrs. Rajendra and Mapes, that had two components: operating company performance and company Return on Equity. However, since we had already announced the sale of the EPC business, with closing subject to governmental approvals, the PCC decided to use Return on Equity as the performance measure for all named executive officers.

During 2011, we sold a major business group, acquired a significant business, relocated our Shanghai Water Treatment facility and expanded water heating operations in Nanjing, China and Bangalore, India, yet we managed through the challenges, each of which could have adversely affected performance, to report solid earnings in 2011 and achieve 109% of the corporate incentive bonus target based on our Return on Equity in 2011. Accordingly, the named executive officers were awarded the incentive compensation bonuses set forth in the table below. The bonus amount shown for Mr. Murphy is prorated based on his May 1, 2011, retirement. Due to his departure, Mr. Mapes received no annual bonus. Instead, payments to Mr. Mapes were governed by the Senior Leadership Severance Plan, discussed in the section entitled “Employment Contracts, Termination of Employment and Change in Control Arrangements.” In addition, the PCC may award discretionary bonuses it deems appropriate. During its August 2011 meeting, the PCC approved the payment of discretionary bonuses to the named executive officers subject to closing the sale of the EPC business. These bonuses were to acknowledge their roles in the sale of the EPC business on terms we believe provided a favorable outcome for our stockholders. These bonuses are also reflected in the table below.

2011 Annual Incentive Awards and Success Bonuses

Name	2011 Annual Incentive Award	Amount of EPC Success Bonus
Paul W. Jones	$1,093,000	$1,000,000
John J. Kita	284,000	200,000
Ajita G. Rajendra	367,000	100,000
James F. Stern	292,000	300,000
Mark A. Petrarca	228,000	100,000
Christopher M. Mapes	—	650,000
Terry M. Murphy	118,000	100,000

In an effort to drive incremental performance, the PCC asked management to assess the impact of increasing annual incentive maximums to 200%. Towers Watson confirmed that 50% of participants in the Towers Watson Annual Incentive Plan Survey maintained a maximum payout at 200% of target for annual incentives or have an uncapped maximum, while just 14% capped their awards at 150%. At the PCC’s December 2011 meeting, it reviewed a bonus plan design which would continue to set the target based upon reasonable expectations for the performance of our company, but would increase the maximum bonus payment to 200% of target beginning in 2012. In order to achieve the higher payout level, however, the maximum performance levels were raised accordingly.

As part of its report to the PCC, management confirmed that continuing operations achieved 150% or maximum bonus payouts twice in the last 10 years. Had the PCC adopted and applied the same criteria suggested for a 200% maximum payout plan, continuing operations would have exceeded 150% on two occasions (2006: 151.7% and 2009: 188.3%), but would not have attained a maximum payout performance level in any of the 10 previous years. After review, the PCC approved the plan design for 2012, resulting in a plan that we believe is more closely aligned with stockholder interests.

At its October 2011 meeting the PCC also decided to increase Mr. Rajendra’s 2012 annual incentive target to 75% of base salary. In addition, in recognition of his expanding role in mergers and acquisitions and government affairs, the PCC, at its December 2011 meeting, approved increasing Mr. Stern’s 2012 annual incentive target to 67% of base salary. The PCC did not approve increases in 2012 annual incentive targets for any of the other named executives.

Long-Term Incentive Compensation

Long-term incentive compensation consists of stock options, restricted stock units and performance units, all of which are focused on ensuring sustained performance over a multi-year period. We believe strongly that equity-based long-term incentives effectively link the interests of senior management to the interests of our stockholders. The allocation of total value between each of the long-term incentive components may vary from year-to-year based on our focus, as determined by the PCC. The long-term incentive portion of an executive’s compensation is “at risk” and is dependent upon corporate performance and growth in stock value.

The stated purpose of the Combined Incentive Compensation Plan, which is the vehicle for awarding long-term incentives, is to provide compensation as an incentive to induce key employees to remain in our employ and to encourage them to secure or increase their stock ownership in our company or to otherwise align their interests with our stockholders. The Combined Incentive Compensation Plan motivates behavior through growth-related incentives to achieve long-range revenue and profitability goals.

The total target value of all long-term incentive components is compared to comparable positions in the marketplace. Again, the PCC utilizes Towers Watson to assist in benchmarking against the median level of surveyed companies to determine market competitive long-term incentive targets for executive positions.

Based upon the analyses provided by Towers Watson in October 2010 and October 2011, long-term incentive grants to our named executive officers were valued at an aggregate of about 95% market median in both surveys. The following table shows long-term incentive grants to named executive officers in 2011:

Name	2011 Long-Term Incentives Target Value	2011% to Market Median	2011 Special Grants and Notes
Paul W. Jones	$3,000,000	118%
John J. Kita	203,000	62%	$200,000 in stock options granted 5/1/2011 due to promotion
Ajita G. Rajendra	656,000	74%
James F. Stern	425,000	111%	$237,133 in performance-based restricted stock units at target value granted 2/7/2011
Mark A. Petrarca	347,000	111%
Christopher M. Mapes	600,000	N/A
Terry M. Murphy	400,000	N/A	Because of his impending retirement, he was not awarded performance units in 2011

The PCC gave no salary increase to Mr. Jones for 2011 and instead chose to make more of his compensation “at risk.” Accordingly, in February 2011, the PCC increased Mr. Jones performance-based long-term incentive grants for 2011.

Additionally, in February 2011, the PCC awarded Mr. Stern up to a maximum of 8,250 performance-based restricted stock units, which will vest on January 1, 2014, if we achieve our targeted Return on Invested Capital, as described below during the period of 2011 through 2013. The PCC granted the award to Mr. Stern to offset certain benefits he did not receive at the time of his hire and as an incentive for him to remain with our company and assist in achieving its performance objectives.

Emphasis on Performance-Based Awards

Since 2008, restricted stock units represent 33% of our long-term incentive awards, stock options 33%, and performance units 34%. With the addition of performance thresholds to the 2009 restricted stock unit grants, the percent of performance-based awards shifted from 67% to 100%. The PCC chose Average Annual Return on Equity as the performance measure for restricted stock units for 2011 through 2013.

The PCC elected to use Return on Invested Capital as a percent of the Cost of Capital as the performance measure for performance units beginning in 2007 and continued to use that measure through 2011. We believe Return on Invested Capital represents a sound measure of how effectively executives manage capital. The goal is to achieve Return on Invested Capital as a percent of the Cost of Capital at or above 100%. Performing at this level means we are maintaining or creating additional stockholder value. We calculate Return on Invested Capital by taking net operating profit after taxes and dividing it by total capital. As with annual incentive compensation objectives, the PCC sets targets at levels that are difficult to achieve, but with the expectation they are attainable.

Stock options granted through the Combined Incentive Compensation Plan are valued at fair market value on the day of the grant, which is calculated by averaging the high and the low trading prices of our Common Stock on the NYSE on the day of the grant. The value of options to an executive is entirely dependent upon the growth of our stock price over the option price. Under the terms of the Combined Incentive Compensation Plan, options may not be repriced once granted. Stock options are used to incent higher stock prices and incremental stockholder value creation, as no value is realized unless the stock price increases above the grant price.

Restricted stock units entitle the executive to receive a share of Common Stock for each unit when the restricted stock unit vests. Restricted stock units are time-based, but have a minimum performance threshold that must be achieved. Their value to the executive is dependent upon the value of our Common Stock at the time of vesting. Restricted stock units are used to provide a combination of retention value and incremental performance incentives.

Performance units are valued at the time of grant at $100. Their value to the executive is dependent upon Return on Invested Capital performance as a percent of the Cost of Capital over a three-year vesting period. For 2011 and earlier, their value may be anywhere from 0% to 150% of target value based upon performance. The PCC established specific Return on Invested Capital performance goals at its February, 2011 meeting. In establishing the target, the PCC expressed its desire for our company to earn more than the Cost of Capital during the measurement period. Thus, to obtain 100% of the granted value, our average Return on Invested Capital during the three-year performance period (2011-2013) divided by the baseline Cost of Capital effective December 31, 2010, must equal 105%. That target is expressed as the following equation:

Return on Invested Capital as % of Cost of Capital	=	Average Return on Invested Capital over three-year performance period	X 105
Baseline Cost of Capital

The minimum performance level below which no payment is earned was established at 85% of the average Return on Invested Capital as a percent of the Cost of Capital. At the 85% threshold performance level, executives would earn 85% of the award value. Target value is achieved at 105% of Return on Invested Capital as a percent of the Cost of Capital. The performance level at which the maximum payment will be earned was set at 150% of target. If Return on Invested Capital as a percent of Cost of Capital during the performance period exceeds target by 50%, executives will earn 150% of the award value. This formula raised the performance threshold necessary to achieve a maximum award payout for the second consecutive year. Previously, executives earned the maximum payout if the Return on Invested Capital as a percent of the Cost of Capital during the performance period exceeded target by 25%.

In a continuing effort to ensure the program pays out above target only for exceptional performance, the PCC asked management to develop a new approach to setting minimum, target and maximum payout levels for Performance Units. After considering a variety of alternatives at its December 2011 meeting, the PCC decided to modify the approach to establishing the performance/payout relationship for the 2012–2014 Performance Units. Under the new approach, we must earn 100% Return on Invested Capital as a percent of the Cost of Capital during the measurement period in order for executives to achieve a minimum payout under the plan. At 100% performance, executives will earn 50% of their target value. Target value payouts will be earned at 135% performance over the course of the measurement period and a maximum payout of 200% of target will be earned should we return 269% Return on Invested Capital as a percent of the Cost of Capital between January 1, 2012, and December 31, 2014. This new methodology significantly raises the bar for payouts at all levels under the plan.

ROIC Achieved as a % of Cost of Capital	2011 Plan Payout	2012 Plan Payout
85%	85% - Minimum
100%		50% - Minimum
105%	100% - Target
135%		100% - Target
150%	150% Maximum
269%		200% - Maximum

Through December 2011, which includes one year of the three-year performance period, the performance units granted in February 2011 had an estimated value of approximately 150% of their target value. Through December 2011, which includes two years of the three-year performance period, the performance units granted in February 2010 had an estimated value of approximately 150% of their target value.

At target, the combined value of the three components of executive long-term incentives (stock options, restricted stock units and performance awards) should represent market median long-term incentive awards consistent with the Towers Watson survey. Based upon the PCC’s October 2011 analysis, target long-term incentives for our named executive officers compared to market median is reflected on the table on page 27.

Since Messrs. Rajendra and Kita were promoted to their current roles during 2011, but following the grant of long-term incentives in January 2011, both are well below the market median range as described in the “Long-Term Incentive Compensation” section of this discussion. This will be considered when evaluating 2012 grants. Messrs. Stern and Petrarca are slightly above the target median range. The PCC elected to take no action, but to consider the findings when evaluating 2012 grants. In the case of Mr. Jones, the PCC will continue to monitor his grants and relative position to market, and will take into account factors such as his experience and performance, as well as our company performance, in evaluating any deviation from our target range.

Timing of Awards

Since 2007, long-term incentive grants have been awarded annually in February, shortly after earnings are released for the prior year. The PCC and Board reserve the right to grant equity to new hires at the time of their hire in order to align them as quickly as possible to stockholder interests and to make equity adjustments at its discretion if circumstances warrant.

Payout of 2009-2011 Performance Awards

Performance units awarded in February 2009 for the period 2009-2011 were paid in February 2012. These awards were based upon the Return on Invested Capital as a percent of the Cost of Capital for the three-year period (2009-2011). The units originally were valued at $100 per share. Based upon our performance during the measurement period, our ROIC exceeded the Cost of Capital by over 55%, which resulted in the units being paid out at $150 per share.

Share Ownership Guidelines

We have developed share ownership guidelines requiring minimum levels of Common Stock accumulation and ownership, depending on the executive’s position. Current ownership guidelines applicable to current named executive officers are as follows:

Executive	Guideline
(Multiple of base salary midpoint)
Paul W. Jones	5X
John J. Kita	3X
Ajita G. Rajendra	3X
James F. Stern	3X
Mark A. Petrarca	3X

During 2011, the PCC increased the share ownership for Messrs. Stern and Petrarca from two times base salary midpoint to three times to better align their interest with that of stockholders and to achieve consistency among named executive officers other than Mr. Jones. Further, as a result of his promotion to Chief Financial Officer, Mr. Kita’s share ownership guideline increased to three times his base salary effective January 1, 2012, as reflected above. The PCC also increased Mr. Jones’s share ownership guideline to five times his base salary for 2012, as reflected above.

These ownership guidelines are targeted to be competitive with comparable positions in the marketplace. They also are intended to align executive interests with those of our stockholders. The PCC periodically monitors ownership guidelines to ensure they are consistent with the market, and makes adjustments as appropriate. Executives are expected to achieve these ownership guidelines within a reasonable period of time after becoming an executive at our company. Once achieved, the level of ownership must be maintained. Including granted but unvested restricted stock units, all current named executive officers are in compliance, except for John J. Kita, whose stock ownership guideline increased with his recent promotion. Mr. Kita is on track to reach the ownership guideline within a reasonable period of time.

Consideration of Risk in Executive Compensation Plans

We believe our total compensation package mitigates unreasonable risk-taking by our senior executives. In this regard, we strike a balance between short-term and long-term cash and equity awards. A significant portion of our executives’ pay is linked to the achievement of financial goals directly aligned to stockholder interests: Return on Equity and Return on Invested Capital as a percent of the Cost of Capital. The competitive annual incentive plan rewards executives for achieving short-term performance targets, which keeps them focused on day-to-day business fundamentals. On the other hand, our long-term cash and equity awards incent executives to take a long-term view of our company and to assume reasonable risks to develop new products, explore new markets and expand existing business.

Further, our executives are stockholders with established share ownership guidelines requiring them to acquire and hold A. O. Smith stock. Their stock grants vest over three-year periods so they are incented to build stockholder value over time. Their cash performance units also are subject to vesting over a three-year period and their payout is tied to Return on Invested Capital over the same period of time.

Our performance based pay components are tied to company-wide results. We have implemented caps on our annual cash incentive plan and our long-term performance units. Our equity programs limit and define the number of shares, but the value of the award is determined by the stock market at the time they vest or are exercised, which we believe provides a strong connection with stockholder interests.

In 2011, the PCC retained Towers Watson to conduct a compensation program risk assessment and reviewed the results at the PCC’s July 2011 meeting. As a result of its review of sixteen annual and one long-term incentive plans, Towers Watson concluded that overall our pay programs do not encourage excessive risk-taking and that our company has internal controls and policies in place to help mitigate excessive compensation-related risks. The PCC decided to make risk assessments a regular component of its responsibilities.

In addition, in 2010, we implemented an executive compensation reimbursement policy, requiring the executives to reimburse incentive compensation erroneously awarded in certain circumstances in the event of a material restatement, commonly called a “clawback.” We believe this policy, discussed in greater depth in the Section of the Compensation Discussion and Analysis entitled, “Executive Compensation Reimbursement Policy,” mitigates the risk of a financial restatement by ensuring that our executive officers continuously monitor and maintain the accuracy of our reported financial results.

Executive Life Insurance

The A. O. Smith Executive Life Insurance Plan is a program intended to provide income security for a named beneficiary in the event of death. The plan generally provides a market-competitive life insurance benefit equal to three times the executive’s annual base salary during employment and one times the annual base salary after retirement.

Executive Pension

We maintain a qualified defined benefit plan, the A. O. Smith Retirement Plan, for all eligible employees. In addition, we provide a supplemental executive pension program intended to provide income continuation for an executive at the time of retirement. The plans are consistent with our philosophy of providing competitive retirement benefits for all employees in order to attract and retain critical talent, as well as ensure a secure retirement for employees who contributed to our success over a sustained period of time. A detailed discussion of terms of the plans follows the “Pension Benefits” Table.

During 2009, we announced our intention to implement a five-year sunset provision for our qualified defined benefit plan effective January 1, 2010. As a result, participants will stop accruing benefits in the plan effective December 31, 2014. At its July 2010 meeting, the PCC decided to continue the existing supplemental executive retirement plan for all executives currently participating in the plan. Executives hired or promoted into a qualifying executive position after July 2010 will not participate in the existing supplemental executive retirement plan but will be eligible to participate in a defined contribution restoration plan that will provide a 3% contribution per year of pay (base plus bonus) based on pay above the Internal Revenue Service pay limit.

Defined Contribution Retirement Savings Plan

We have a 401(k) plan for all U.S. salaried employees, including the named executive officers. It provides a 100% match on the first 1% of employee savings and a 50% match on the next 5% of employee savings. We provide a company contribution under the A. O. Smith Nonqualified Deferred Compensation Plan to executives who contributed the maximum eligible tax-deferred employee contributions allowed by law to the new 401(k) Plan. The amount of the company contribution to the executive under the Nonqualified Deferred Compensation Plan was the difference between the match the executive would have received without the restrictions placed on contributions to the 401(k) plan by the Internal Revenue Code and the actual match received under the 401(k) plan.

A discussion of the A. O. Smith Nonqualified Deferred Compensation Plan, under which executives may elect to defer all or part of their salary, annual incentive bonus or restricted stock units, follows the “Nonqualified Deferred Compensation” Table.

Executive Perquisites

We provide a perquisite allowance to our senior executives, paid semi-monthly. The PCC feels these perquisite allowances reflect current market practices and are an important element of the total compensation package which serves to attract and retrain critical executive talent. Perquisite allowances for the named executive officers are:

Executive	Annual Allowance
Paul W. Jones	$60,000
John J. Kita	$40,000
Ajita G. Rajendra	$40,000
James F. Stern	$40,000
Mark A. Petrarca	$35,000
Christopher L. Mapes	$40,000
Terry M. Murphy	$40,000

In addition to the perquisite allowance, executives may receive executive physicals, reimbursement for spousal travel to Board or executive meetings for business purposes, occasional tickets to sporting events and other items of incidental value.

Perquisite allowance payments to Messrs. Murphy and Mapes ceased upon their departure from our company.

Executive Agreements

The named executive officers participate in the A. O. Smith Senior Leadership Severance Plan, which protects executives financially in the event of employment termination in circumstances identified in the plan, including a change in control of our company. These protections help to ensure that executives will remain focused on managing our company in the event of a pending change in control or other circumstances. Furthermore, this plan provides a more attractive compensation package when recruiting key talent. Lastly, instead of negotiating individual separation arrangements upon a termination, the PCC can ensure consistent and equitable treatment for all executives.

The plan provides each executive with a cash severance (represented as a multiple of their annual cash compensation), medical benefit continuation and outplacement services. Additionally, vesting of long-term incentive awards is accelerated in certain cases. To be covered by the plan, an executive must sign a non-compete, non-solicitation, assignment of inventions and confidentiality agreement. To receive these benefits, an executive must sign a release from future claims against our company. The plan also provides for enhanced cash severance benefits upon a change in control, as discussed below.

During 2011, Mr. Mapes’ exercised the rights available to him under the plan when he declined to relocate following the sale of the Electrical Products Company business. More details regarding Mr. Mapes’ payments under the plan and the other named executive officers’ severance arrangements are provided under “Employment Contracts, Termination of Employment and Change in Control Arrangements,” below.

Additionally, as an inducement to hire, Messrs. Murphy and Rajendra requested and were provided with pension supplements which are described in more detail in the compensation tables and narrative section of this disclosure. These pension supplements were intended to replace benefits these executives would have forfeited in order to join us.

Tax Considerations

The PCC considers its primary goal to design compensation strategies that further the economic interests of our company and stockholders. The PCC intends to deliver executive compensation programs in a manner that is tax-effective (for Section 162(m) and other purposes) for our company and employees to the extent practicable. In certain cases, the PCC may determine that the amount of tax deductions lost is insignificant when compared to the potential opportunity a compensation program provides for creating stockholder value. The PCC therefore retains the ability to pay appropriate compensation even if it may result in the non-deductibility of certain compensation.

Executive Compensation Reimbursement Policy

We frequently review our executive compensation philosophy and objectives to help ensure that we comply with high standards of good governance while serving the interests of our stockholders. We adjust and revise our executive compensation programs when appropriate to achieve these goals. As an example, beginning in year 2011, the PCC implemented a new requirement that executive officers who receive payments of performance-based awards (annual or long-term incentive awards, stock-based awards, and any other form of cash or equity compensation other than salary) must reimburse us for those payments where, (1) the payments were based on the achievement of certain financial results during a specified performance period; (2) the financial results were subsequently subject to a material restatement; and (3) the restatement resulted from material noncompliance with financial reporting requirements under applicable laws such as the Sarbanes-Oxley Act of 2002. In those circumstances, we may obtain reimbursement of any amount by which the payment of the award to the executive officer exceeds the lower payment that would otherwise have been made to the executive officer based on the restated financial results. We will not seek reimbursement of payments of awards where the payment was made more than three years before the occurrence of the restatement or where the restatement applies to a period where the executive officer was not an executive officer of our company.

The PCC believes that implementing this reimbursement requirement for all awards issued under our various incentive plans, including our Combined Incentive Compensation Plan, is important to help ensure that our executive officers continuously monitor and maintain the accuracy of our reported financial results. Further, the PCC believes that this reimbursement requirement aligns our executive officers’ compensation with our interests in ensuring full compliance with financial reporting requirements to which we are subject as a public company. We believe the reimbursement requirement will further align our executive compensation programs with our core compensation philosophy and objectives by tying payments on performance awards and annual incentive compensation to actual achieved financial results of our company. This will further serve our long-term objective of aligning compensation of our executive officers with the interests of our stockholders.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table reflects information concerning compensation awarded to, earned by or paid to our chief executive officer, chief financial officer and other named executive officers during fiscal years 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total ($)
Paul W. Jones Chairman and Chief Executive Officer	2011 2010 2009	$1,000,000 1,000,000 950,000	$1,000,000 0 0	$991,645 829,521 923,562	$990,149 831,533 923,888	$2,518,000 2,782,500 2,355,000	$836,611 962,663 940,353	$166,955 163,260 179,569	$7,503,360 6,569,477 6,272,372

John J. Kita Executive Vice President and Chief Financial Officer	2011	387,533	200,000	68,984	267,833	396,500	474,086	65,983	1,860,919

Ajita G. Rajendra President and Chief Operating Officer	2011 2010 2009	500,401 454,650 433,000	100,000 0 0	215,575 163,391 173,881	216,182 162,027 174,767	637,000 735,000 684,500	422,554 378,027 637,127	92,530 71,401 72,385	2,184,242 1,964,496 2,175,660

James F. Stern Executive Vice President, General Counsel and Secretary	2011 2010 2009	424,000 409,810 383,000	300,000 0 0	379,413 142,443 151,077	140,271 142,156 151,793	524,500 673,000 269,000	125,234 112,109 87,833	90,730 69,524 76,826	1,984,148 1,549,042 1,119,529

Mark A. Petrarca Senior Vice President, Human Resources and Public Affairs	2011 2010 2009	365,900 355,100 335,000	100,000 0 0	116,411 117,306 119,721	113,867 116,170 120,614	415,500 491,500 419,000	201,393 192,727 186,539	68,689 58,530 63,834	1,381,760 1,331,333 1,244,708

Christopher L. Mapes Former Executive Vice President & President of A. O. Smith Electrical Products Company, a division of the Company	2011 2010 2009	325,769 446,250 425,000	650,000 0 0	198,329 150,822 173,881	198,030 151,327 174,767	0 734,000 516,500	247,021 174,111 127,883	2,798,326 70,778 77,862	4,417,475 1,727,288 1,495,893

Terry M. Murphy Retired Executive Vice President and Chief Financial Officer	2011 2010 2009	178,610 470,925 455,000	100,000 0 0	198,329 163,391 151,077	198,030 162,027 221,373	298,900 871,500 739,500	293,965 276,245 332,540	1,384,648 74,979 88,567	2,652,482 2,019,067 1,988,057

[1]	Includes amounts earned in 2011, even if deferred.

[2]

The amounts included in the “Stock Awards” column are the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 11 to our 2011 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. Special Retention Award granted to James Stern on February 7, 2011, shown at target. Maximum award is $330,990.

[3]

The amounts included in the “Option Awards” column are the aggregate grant date fair value of stock options granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 11 to our 2011 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

[4]

The annual incentive bonus for 2011 and performance units for the period 2009 to 2011, respectively for each named executive officer are as follows: Mr. Jones, $1,093,000 and $1,425,000; Mr. Kita, $284,000 and $112,500; Mr. Rajendra, $367,000 and $270,000; Mr. Stern, $292,000 and $232,500; Mr. Petrarca $228,000 and $187,500; and Mr. Murphy $118,000 and $180,900. Due to his departure, Mr. Mapes received a severance payment in lieu of an annual incentive bonus for 2011 and payment for performance units for the 2009 to 2011 period under the Senior Leadership Severance Agreement, which are reported in “All Other Compensation.” The annual incentive bonus and performance unit payment received by Mr. Murphy was prorated as of his retirement.

[5]	Reflects the change in pension value for each named executive officer for 2011.

[6]	Additional information regarding other compensation as provided in the “Components of 2011 All Other Compensation” Table below.

COMPONENTS OF 2011 ALL OTHER COMPENSATION

Name	Company Contributions to Retirement and 401(k) Plans ($)[1]	Dividends on Restricted Stock and Stock Units ($)	Perquisite Allowance ($)[2]	Other ($)[3]		Total ($)
Paul W. Jones	$35,000	$62,012	$60,000	$9,943		$166,955

John J. Kita	12,294	12,714	38,333	2,642		65,983

Ajita G. Rajendra	17,514	31,957	40,000	3,059		92,530

James F. Stern	14,840	32,535	40,000	3,355		90,730

Mark A. Petrarca	12,807	19,995	35,000	887		68,689

Christopher L. Mapes	10,780	28,180	26,667	2,732,699	[4]	2,798,326

Terry M. Murphy	6,251	19,670	13,333	1,345,394	[5]	1,384,648

[1]

Amounts shown are company 401(k) plan matching contribution and contribution to the A. O. Smith Nonqualified Deferred Compensation Plan. For 2011, each officer received an $8,575 company 401(k) plan matching contribution, except for Mr. Murphy, who received $6,251, and the following Nonqualified Deferred Compensation Plan contributions: Mr. Jones, $26,425; Mr. Kita, $3,719; Mr. Rajendra, $8,939; Mr. Stern, $6,265; Mr. Petrarca, $4,232, Mr. Mapes $2,205, and Mr. Murphy $0.

[2]

Executive officers receive a single perquisite allowance in place of car allowance, club dues, certain other benefits and tax gross up on perquisites. This perquisite allowance is discussed in greater depth in the “Executive Perquisites” section of the Compensation Discussion and Analysis.

[3]	Amounts shown include payments for life insurance premiums for all named executive officers, executive physicals, if taken, and spousal travel to Board or executive meetings for business purposes.

[4]

Amounts received by Mr. Mapes under the Senior Leadership Severance Plan consist of severance of $1,749,157; $286,300 for performance units prorated and paid at 100% of target under the Senior Leadership Severance Plan as follows: $158,300 for performance units for the period 2009 to 2011, $84,600 for the period 2010 to 2012 and $43,400 for the period 2011 to 2013; $79,150 for performance units for the period 2009 to 2011, for performance above target; $363,305 for life insurance rollout which constitutes Mr. Mapes’ complete distribution from the Supplemental Executive Retirement Plan and $248,282 for tax gross up on such lump sum distribution, which will be paid out in 2012; $5,524 for health coverage and $981 for executive life insurance.

[5]

Amount consists of $579,267 for the life insurance rollout and $206,889, which together constitute Mr. Murphy’s complete distribution from the Supplemental Executive Retirement Plan, as discussed in the “Pension Benefits” section of this Proxy Statement; $557,413 for tax gross up on such lump sum distribution and $1,825 for an executive physical.

GRANTS OF PLAN-BASED AWARDS

The table below reflects the plan-based awards made under the Combined Incentive Compensation Plan to each of the named executive officers during 2011.

	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[1]	All Other Option Awards: Number of Securities Under- lying Options (#)[2]	Exercise or Base Price of Option Awards ($/Sh) ($)[3]	Grant Date Fair Value of Stock and Option Awards ($)[4]
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul W. Jones	2/7/11	[5]	$660,000	$1,000,000	$1,500,000	N/A	N/A	N/A
	2/7/11	[6]	867,000	1,020,000	1,530,000
	2/7/11									60,000	$43.12	$990,149
	2/7/11								23,000			991,645

John J. Kita	2/7/11	[5]	171,367	259,647	389,471	N/A	N/A	N/A
	2/7/11	[6]	59,500	70,000	105,000					4,100	43.12	67,660
	2/7/11								1,600			68,984
	5/1/11									12,000	44.12	200,173

Ajita G. Rajendra	2/7/11	[5]	221,277	335,268	502,902	N/A	N/A	N/A
	2/7/11	[6]	191,250	225,000	337,500
	2/7/11									13,100	43.12	216,182
	2/7/11								5,000			215,575

James F. Stern	2/7/11	[5]	176,299	267,120	400,680
	2/7/11	[6]	123,250	145,000	217,500
	2/7/11									8,500	43.12	140,271
	2/7/11								3,300			142,280
	2/7/11	[7]				4,675	5,500	8,250				237,133

Mark A. Petrarca	2/7/11	[5]	137,652	208,563	312,845	N/A	N/A	N/A
	2/7/11	[6]	102,000	120,000	180,000
	2/7/11									6,900	43.12	113,867
	2/7/11								2,700			116,411

Christopher L. Mapes	2/7/11	[5,8]	204,296	309,540	464,310	N/A	N/A	N/A
	2/7/11	6,[8]	174,250	205,000	307,500
	2/7/11	[9]								12,000	43.12	198,030
	2/7/11								4,600			198,329

Terry M. Murphy	2/7/11	[5]	212,433	321,868	482,802	N/A	N/A	N/A
	2/7/11									12,000	43.12	198,030
	2/7/11								4,600			198,329

[1]

Shows the number of restricted stock units granted to each named executive officer in 2011 under the Combined Incentive Compensation Plan. Restricted stock units vest on February 7, 2014 (three years from grant date), except in the event of dismissal or voluntary resignation prior to vesting. The grant date fair value of these awards was $43.12 per restricted stock unit, based upon the average of the highest and lowest price on the date of grant. Dividends on restricted stock and restricted stock units are credited to the named executive officer’s account in the Executive Supplemental Profit Sharing Plan.

[2]

Shows the number of stock options granted to each named executive officer in 2011 under the Combined Incentive Compensation Plan. Options vest and become exercisable in three equal installments. For options granted in February 2011, they partially vest beginning February 7, 2012, one year after the grant date. Vested options may be exercised within 90 days of voluntary termination.

[3]	The exercise price is the average of the highest and lowest price on the effective date of grant.

[4]

The value of the restricted stock units and stock option awards are the aggregate grant date fair value of restricted stock units and stock options granted during a year calculated in accordance with FASB ASC Topic 718.

[5]	Amounts reflect the threshold, target, and maximum awards that each named executive officer can earn under the Combined Incentive Compensation Plan for annual incentive bonus for 2011.

[6]

Amounts reflect the threshold, target and maximum awards that each named executive officer can earn under the Combined Incentive Compensation Plan as performance units for the period 2011 to 2013. Performance units have a value of $100 per unit at time of grant. The actual value of performance units is dependent upon Return on Invested Capital performance over the three-year vesting period, as more fully explained under “Compensation Discussion and Analysis – Long-Term Incentive Compensation.”

[7]

Amounts reflect the threshold, target and maximum number of performance based restricted stock units that Mr. Stern can earn under the Special Retention Award dated February 7, 2011, that vest on January 1, 2014. The maximum is awarded only if Return on Invested Capital as a percentage of the cost of capital for the calendar years of 2011 through 2013 averages 150% or greater than the December 31, 2010, cost of capital.

[8]

Due to his resignation following the sale of the Electrical Products Company business, payments to Mr. Mapes for annual incentive bonus and performance units were prorated and paid in accordance with the Senior Leadership Severance Plan, as reported in “All Other Compensation.”

[9]	Mr. Mapes forfeited these options at the time of his departure because the strike price exceeded the stock price.

No named executive officer at our company has an employment agreement for a specific period of time. Rather, all executives serve at the pleasure of the Board. Each named executive officer participates in the Senior Leadership Severance Plan. Mr. Mapes exercised his rights under this Plan when he elected not to relocate following the sale of the Electrical Products Company business. See the discussion entitled, “Employment Contracts, Termination of Employment and Change in Control Arrangements” for additional information.

Further, Mr. Rajendra has a pension agreement and Mr. Murphy had a pension agreement until his retirement, both of which are reviewed in the discussion following the “Pension Benefits” Table. Otherwise, their compensation is consistent with the policies and practices discussed in the “Compensation Discussion and Analysis.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

The table below reflects all outstanding equity awards made under the Combined Incentive Compensation Plan to each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
Paul W. Jones	76,200 76,500 61,650 112,600 27,200 0	0 0 0 56,300 54,400 60,000	0	$25.837 23.760 21.340 19.003 27.930 43.115	02/09/17 02/11/18 11/05/18 02/09/19 02/08/20 02/07/21	48,600 29,700 23,000	$1,949,832 1,191,564 992,760	0	0

John J. Kita	5,700 7,650 7,200 8,800 2,150 0 0	0 0 0 4,400 4,300 4,100 12,000	0	19.467 25.837 23.760 19.003 27.930 43.115 44.115	10/11/15 02/09/17 02/11/18 02/09/19 02/08/20 02/07/21 05/01/21	3,750 2,400 1,600	150,450 96,288 64,192	0	0

Ajita G. Rajendra	40,350 15,000 16,800 16,800 21,300 5,300 0	0 0 0 0 10,650 10,600 13,100	0	18.387 19.467 25.837 23.760 19.003 27.930 43.115	02/01/15 10/11/15 02/09/17 02/11/18 02/09/19 02/08/20 02/07/21	9,150 5,850 5,000	367,098 234,702 200,600	0	0

James F. Stern	18,000 16,800 18,500 4,650 0	0 0 9,250 9,300 8,500	0	26.847 23.760 19.003 27.930 43.115	06/01/17 02/11/18 02/09/19 02/08/20 02/07/21	7,950 5,100 3,300	318,954 204,612 132,396	8,250	$330,990

Mark A. Petrarca	14,700 3,800 0	7,350 7,600 6,900	0	19.003 27.930 43.115	02/09/19 02/08/20 02/07/21	6,300 4,200 2,700	252,756 168,504 108,324	0	0

Christopher L. Mapes	15,000 16,800 16,800 31,950	0 0 0 0	0	19.467 25.837 23.760 19.003	08/31/12 08/31/12 08/31/12 08/31/12	1,429	57,331	0	0

Terry M. Murphy	23,550 23,550 18,500 7,100 5,300 0	0 0 9,250 3,550 10,600 12,000	0	25.837 23.760 19.003 21.660 27.930 43.115	04/30/16 04/30/16 04/30/16 04/30/16 04/30/16 04/30/16	7,950 5,850 4,600	318,954 234,702 184,552	0	0

[1]

All references to shares mean shares of the company’s Common Stock. Mr. Jones will have the right to exercise an option for 56,300 shares at the exercise price of $19.003 on February 9, 2012; 27,200 shares at the exercise price of $27.930 on February 8, 2012; 27,200 shares at the exercise price of $27.930 on February 8, 2013; 20,000 shares at the exercise price of $43.115 on February 7, 2012; 20,000 shares at the exercise price of $43.115 on February 7, 2013; and 20,000 shares at the exercise price of $43.115 on February 7, 2014. Mr. Kita will have the right to exercise an option for 4,400 shares at the exercise price of $19.003 on February 9, 2012; 2,150 shares at the exercise price of $27.930 on February 8, 2012; 2,150 shares at the exercise price of $27.930 on February 8, 2013; 1,367 shares at the exercise price of $43.115 on February 7, 2012; 1,366 shares at the exercise price of $43.115 on February 7, 2013;1,367 shares at the exercise price of $43.115 on February 7, 2014; 4,000 shares at the exercise price of $44.115 on May 1, 2012; 4,000 shares at the exercise price of $44.115 on May 1, 2013; and 4,000 shares at the exercise price of $44.115 on May 1, 2014. Mr. Rajendra will have the right to exercise an option for 10,650 shares at the exercise price of $19.003 on February 9, 2012; 5,300 shares at the exercise price of $27.930 on February 8, 2012; 5,300 shares at the exercise price of $27.930 on February 8, 2013; 4,367 shares at the exercise price of $44.115 on February 7, 2012; 4,366 shares at the exercise price of $44.115 on February 7, 2013; and 4,367 shares at the exercise price of $44.115 on February 7, 2014. Mr. Stern will have the right to exercise an option for 9,250 shares at the exercise price of $19.003 on February 9, 2012; 4,650 shares at the exercise price of $27.930 on February 8, 2012; 4,650 shares at the exercise price of $27.930 on February 8, 2013; 2,834 shares at the exercise price of $44.115 on February 7, 2012; 2,833 shares at the exercise price of $44.115 on February 7, 2013; and 2,833 shares at the exercise price of $44.115 on February 7, 2014. Mr. Petrarca will have the right to exercise an option for 7,350 shares at the exercise price of $19.003 on February 9, 2012; 3,800 shares at the exercise price of $27.930 on February 8, 2012; 3,800 shares at the exercise price of $27.930 on February 8, 2013; 2,300 shares at the exercise price of $44.115 on February 7, 2012 ; 2,300 shares at the exercise price of $44.115 on February 7, 2013; and 2,300 shares at the exercise price of $44.115 on February 7, 2014. Mr. Murphy will have the right to exercise an option for 9,250 shares at the exercise price of $19.003 on February 9, 2012; 3,550 shares at the exercise price of $21.660 on July 13, 2012; 5,300 shares at the exercise price of $27.930 on February 8, 2012; 5,300 shares at the exercise price of $27.930 on February 8, 2013; 4,000 shares at the exercise price of $43.115 on February 7, 2012; 4,000 shares at the exercise price of $43.115 on February 7, 2013; and 4,000 shares at the exercise price of $43.115 on February 7, 2014.

[2]

Mr. Jones will vest in 48,600 restricted stock units on February 9, 2012; 29,700 restricted stock units on February 8, 2013; and 23,000 restricted stock units on February 7, 2014. Mr. Kita will vest in 3,750 restricted stock units on February 9, 2012; 2,400 restricted stock units on February 8, 2013; and 1,600 restricted stock units on February 7, 2014. Mr. Rajendra will vest in 9,150 restricted stock units on February 9, 2012; 5,850 restricted stock units on February 8, 2013; and 5,000 restricted stock units on February 7, 2014. Mr. Stern will vest in 7,950 restricted stock units on February 9, 2012; 5,100 restricted stock units on February 8, 2013; and 3,300 restricted stock units on February 7, 2014. Mr. Petrarca will vest in 6,300 restricted stock units on February 9, 2012; 4,200 restricted stock units on February 8, 2012; and 2,700 restricted stock units on February 7, 2014. Mr. Mapes will vest in 1,429 on February 8, 2012. Mr. Murphy will vest in 7,950 restricted stock units on February 9, 2012; 5,850 restricted stock units on February 2, 2013; and 4,600 restricted stock units on February 7, 2014. Restricted stock units entitle the executive to receive one share of Common Stock for each unit.

[3]	Market value determined by the NYSE closing market price of $40.12 on December 30, 2011, the last trading day of the fiscal year.

[4]

Mr. Stern received a retention award on February 7, 2011, which awards a maximum of 8,250 performance based restricted stock units that vest on January 1, 2014. The maximum is awarded only if Return on Invested Capital as a percentage of the Cost of Capital for the calendar years of 2011 through 2013 averages 150% or greater than the December 31, 2010 Cost of Capital.

OPTION EXERCISES AND STOCK VESTED

The following table provides information related to options exercised and stock vested for each of the named executive officers during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[1]
Paul W. Jones	61,200	$1,161,392	31,800		$1,351,500

John J. Kita	22,800	541,695	8,022		342,592

Ajita G. Rajendra	0	0	19,605		837,356

James F. Stern	0	0	19,605		837,356

Mark A. Petrarca	22,950	408,536	12,183		520,263

Christopher L. Mapes	61,200	1,342,534	30,908	[2]	1,278,682

Terry M. Murphy	27,000	487,890	22,305		952,106

[1]	Based on NYSE closing price of the Common Stock on the vesting date.

[2]	Includes 11,303 restricted stock units paid to Mr. Mapes under the Senior Leadership Severance Plan at the time of his departure.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Paul W. Jones	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	8.00	303,428 3,610,873	0

John J. Kita	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	23.28	664,436 1,323,209	0

Ajita G. Rajendra	A. O. Smith Retirement Plan Executive Supplemental Pension Plan Special Pension Arrangement	6.92	257,514 1,005,435 923,439	0

James F. Stern	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	4.59	92,460 294,416	0

Mark A. Petrarca	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	12.57	242,159 572,145	0

Christopher L. Mapes	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	6.94	111,272 606,827	0

Terry M. Murphy	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	5.33	181,737	1,343,569

We maintain a qualified defined benefit pension plan, the A. O. Smith Retirement Plan, for all eligible salaried employees. The plan provides a monthly retirement benefit at normal retirement age equal to 1.1% of five-year final average pay, plus 0.5% of five-year final average pay in excess of social security compensation multiplied by credited service up to a 40-year maximum. Average annual pay includes base salary and 50% of annual bonus.

In 2009, we announced that benefit accruals under the A. O. Smith Retirement Plan will stop as of December 31, 2014. In its place, we will provide the A. O. Smith Core Pension Plan, a defined contribution plan based upon our current 401(k) plan. Benefit accruals will continue to be made under the existing Plan through 2014.

We also maintain the A. O. Smith Corporation Executive Supplemental Pension Plan to provide benefits to an executive whose benefits in the A. O. Smith Retirement Plan are subject to limitations under the Internal Revenue Code and to take into account 100% of an executive’s annual incentive bonus. The monthly retirement benefit at normal retirement age under the Executive Supplemental Pension Plan is equal to 1.65% of five-year final average pay times years of credited service up to a 40-year maximum, less the benefit provided from the A. O. Smith Retirement Plan. All of the named executives participate in the Executive Supplemental Pension Plan. In July, 2010, the PCC decided to continue the existing Executive Supplemental Pension Plan for all executive officers participating at that time, which includes all named executive officers. Its decision, however, reduces the final retirement benefit for affected executives by the amount of the monthly benefit that is lost when the A. O. Smith Retirement Plan stops accruing benefits on December 31, 2014. All executives hired or promoted to a qualifying position after July 2010 will not participate in the existing defined benefit Executive Supplemental Pension Plan. Instead, they will participate in a defined contribution restoration plan that will provide a 3% contribution per year of pay (base salary plus annual bonus) based on compensation above the Internal Revenue Service limit.

The normal retirement age under both plans is 66 for all named executives except Messrs. Kita, Stern and Petrarca, whose normal retirement age is 67. Each plan provides for early retirement as early as age 57 and 10 years of service but with reductions in the normal retirement benefit. The reductions for benefits provided by the A. O. Smith Retirement Plan are equal to 6.67% per year between the age at retirement and the executive’s normal retirement age less three years (also called the unreduced retirement age). If an executive retires early, the single lump sum amount to be paid from the Executive Supplemental Pension Plan is calculated based upon the unreduced benefit commencing at the unreduced retirement age discounted for interest between the unreduced retirement age and executive’s age at early retirement using the after-tax yield on the Barclays Capital U.S. Corporate Index. Executives terminating before age 57 and 10 years of service with a vested benefit receive a single lump sum amount from the Executive Supplemental Pension Plan calculated in the same manner as for early retirement except the benefit is based upon the unreduced benefit commencing at the executive’s normal retirement age, discounted for interest between the executive’s normal retirement age and the executive’s age at termination.

The “Present Value of Accumulated Benefit” set forth in the table above is based on assumptions and valuation dates that are the same as those used for the valuation of pension liabilities as set forth in Note 12 to our 2011 Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011. Retirement age under the A. O. Smith Retirement Plan and the Executive Supplemental Pension Plan is assumed to be the earliest age that an executive can retire with an unreduced benefit, which is age 65 for Mr. Jones, age 64 for Messrs. Kita, Stern and Mr. Petrarca, and age 63 for Mr. Rajendra. Post-retirement mortality rates are based on the RP-2000 Combined Healthy Mortality Table (gender specific). The assumption is made that there is no probability of pre-retirement death or termination by any other cause.

The A. O. Smith Retirement Plan pays benefits in the form of a single life retirement annuity. Optional forms of annuity payment are available on an actuarially equivalent basis. The retirement benefit under the Executive Supplemental Pension Plan is paid as a single lump sum to the executive upon retirement. The lump sum amount is calculated by determining the amount necessary (including a tax gross-up for the tax liability attributable to the lump sum payment) to purchase a commercial annuity that will provide an after-tax monthly amount equivalent to the after-tax amount the executive would receive if the monthly pension would be paid directly by us. To calculate the “Present Value of Accumulated Benefits” for the benefit under the Executive Supplemental Pension Plan, assumptions are made regarding the executive’s tax rate at retirement and post retirement tax rate (43% and 40%, respectively) and a lump sum interest rate obtained by surveying various annuity companies (3.5%).

We do not have a policy to grant extra years of service. One named executive has a special arrangement negotiated upon his employment with us. After completion of 10 years of service, Mr. Rajendra will be eligible for a payment of $7,083 per month paid as a straight life annuity. Mr. Rajendra’s benefit is in addition to the benefits provided by the A. O. Smith Retirement Plan and the Executive Supplemental Pension Plan. This agreement was granted in order to compensate Mr. Rajendra for benefits forfeited from his prior employer upon termination.

Mr. Murphy retired from our company effective May 1, 2011. Years of credited service are shown as of his retirement date. Payments received in 2011 consist of a lump sum payment of $1,343,569 from the Supplemental Executive Retirement Plan, which is a complete distribution from that plan. Mr. Murphy was granted an extra three years of service included in the calculation of his Executive Supplemental Pension benefit, which was negotiated at the time of his employment. In the Pension Table above, the total payment from the Supplemental Executive Retirement Plan for Mr. Murphy consists of $582,398 for the value of the extra three years of imputed service and $761,171 for the 5.33 years of earned service. The Present Value of Accumulated Benefit shown for Mr. Murphy from the A. O. Smith Retirement Plan is based upon the value of future monthly retirement payments. Mr. Murphy has deferred commencement of this benefit. The value shown is based on assumed commencement at his earliest unreduced retirement age of 66 in the form of a single life annuity.

Mr. Mapes departed from our company effective September 1, 2011. Years of credited service are shown as of his termination date. The “Present Value of Accumulated Benefit” shown for Mr. Mapes from the Supplemental Executive Retirement Plan is based upon the value of a lump sum payment of $611,588 to be made March 1, 2012. The Present Value of Accumulated Benefit shown for Mr. Mapes from the A. O. Smith Retirement Plan is based upon the value of future monthly retirement payments. Mr. Mapes must defer commencement of this benefit. The value shown is based on assumed commencement at his earliest unreduced retirement age of 67 in the form of a single life annuity.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2011 ($)	Registrant Contributions in 2011 ($)[1]	Aggregate Earnings in 2011 ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at December 31, 2011 ($)
Paul W. Jones	0	$88,437	—	0		$620,317

John J. Kita	0	8,565	6,162	0		317,150

Ajita G. Rajendra	0	21,226	—	0		149,236

James F. Stern	0	19,130	1,406	0		92,265

Mark A. Petrarca	0	12,425	333	0		94,902

Christopher L. Mapes	0	10,716	—	0		155,496

Terry M. Murphy	0	11,761	—	181,808	[2]	11,761

[1]

Includes the following company contributions under the A. O. Smith Nonqualified Deferred Compensation Plan for 2011, which are also reported in the “Summary Compensation Table”: Mr. Jones, $26,425; Mr. Kita, $3,719; Mr. Rajendra, $8,939; Mr. Stern, $6,265; Mr. Petrarca, $4,232; Mr. Murphy, $0; and Mr. Mapes, $2,205.

[2]	Amount represents a cash distribution of $170,047 paid on November 2, 2011, and a $11,761 cash distribution paid January 31, 2012.

Each executive has an account in the A. O. Smith Nonqualified Deferred Compensation Plan, which each year is credited with supplemental company contributions and notional dividend equivalents on restricted stock and restricted stock units. The executive’s account is a bookkeeping entry only. Amounts credited to the executive’s account are credited with gains and losses each month based on the executive’s crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for the executive’s account. The current funds available for a crediting election are: Stable Asset Income Fund, Wells Fargo Advantage Total Return Bond Fund, American Balanced Fund, Nuveen Equity Income Fund, Vanguard Institutional

Index Fund, Principal Lifetime Strategic Income R5 Fund, Principal Lifetime 2010 R5 Fund, Principal Lifetime 2020 R5 Fund, Principal Lifetime 2030 R5 Fund, Principal Lifetime 2040 R5 Fund, Principal Lifetime 2050 R5 Fund, Money Market R5 Fund, Growth Fund of America, FMI Common Stock Fund, Munder Mid-Cap Core Growth, Marshall Mid-Cap Value Fund, American Euro Pacific Growth Fund, and Janus Enterprise Fund.

The Nonqualified Deferred Compensation Plan also allows executives to defer payment of all or a part of their base salary, annual incentive bonus or restricted stock units to a future date. Deferred amounts are credited to the executive’s account in the Nonqualified Deferred Compensation Plan, and gains and losses on the deferred amounts are credited in the same manner as described above for supplemental company contributions and notional dividend equivalents, except that deferrals of restricted stock units are deemed invested in shares of our Common Stock for purposes of determining gains and losses, and dividend equivalents on such restricted stock units are credited in the form of additional restricted stock units. For 2011, none of the named executives have elected to defer any of their salary, annual incentive bonuses, or restricted stock units.

Executives are eligible to receive payment of amounts in their accounts under the Nonqualified Deferred Compensation Plan beginning upon termination of employment (six months after termination in the case of the amounts credited to accounts on or after January 1, 2005). Mr. Murphy received distributions from his account following his retirement.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE IN CONTROL ARRANGEMENTS

We have a Senior Leadership Severance Plan (the “Severance Plan”), in which all of the named executive officers participate. The Board implemented the Severance Plan to establish financial protection for our executives upon various employment termination scenarios, including a change in control of our company. We believe the Severance Plan assists in retention of executives and provides a more attractive compensation package when recruiting key talent. Furthermore, instead of negotiating individual separation arrangements upon a termination, the Board can ensure consistent and equitable treatment for all executives through the Severance Plan.

The Severance Plan provides that each named executive officer will receive severance benefits upon a “Qualifying Termination” and provides for vesting of certain equity awards upon a “Change in Control.” Under the Severance Plan:

•	A “Qualifying Termination” is an involuntary termination of employment without “Cause” or a voluntary termination of employment with “Good Reason.”

•

“Cause” means any of the following: conviction or plea of nolo contendere to a felony or crime involving moral turpitude; the executive’s willful and continuing refusal to substantially perform his duties; the executive engages in conduct that constitutes willful gross neglect or willful gross misconduct, or any other material breach of the Confidentiality and Loyalty Agreement by the executive.

•

“Good Reason” means any of the following, without the executive’s consent: our company materially reduces the executive’s base salary; our company requires the executive to be based at a location in excess of 50 miles from his principal job location; material diminution in the executive’s title, authority, duties or responsibilities; the failure of our company or its business unit, as applicable, to obtain the written commitment of a purchaser of substantially all assets of our company or the business unit, to be bound to the terms of the Severance Plan; or any action or inaction by our company that constitutes a material breach of the Severance Plan.

•

A “Change in Control” is deemed to have occurred upon: the acquisition of 50% or more of our company’s or relevant business unit’s capital stock entitled to vote in the election of directors (other than acquisitions by certain members of the Smith family); a majority of the members of the Board of Directors of our company as of August 1, 2009 (or directors elected or nominated by 2/3 of the existing directors) ceasing to be continuing directors at any time; or the consummation of a reorganization, merger, consolidation resulting in a change in ownership with respect to 50% or more of the relevant entity’s voting securities, or a sale or other disposition of more than 40% of our company’s or the relevant business unit’s assets.

In order to be covered by the Severance Plan, named executive officers must sign a noncompete, nonsolicitation, assignment of inventions, and confidentiality agreement. In order to receive severance benefits, the named executive officers must sign a release of all claims against our company and its affiliates.

The Severance Plan has an initial three-year irrevocable term from August 1, 2009, through July 31, 2012, and provides for automatic successive one-year renewals thereafter. The Plan will automatically renew for two years upon a Change in Control.

In the event of a Qualifying Termination, Mr. Jones will receive 24 months of continuation of pay and Messrs. Kita, Rajendra, Stern, and Petrarca will receive continuation of pay for 18 months. The continuation of pay will be equal to the executive’s annual salary and target bonus during the year of termination. Each named executive officer will also receive within 2 1/2 months after the end of the year in which the termination occurred a lump-sum payment of the actual bonus based on performance that would have been payable for the year of termination adjusted on a pro-rata basis based on days employed during the bonus plan year. Each named executive officer will also receive medical benefit continuation and outplacement (capped at 25% of the executive’s annual base salary) through the Severance Period (the period during which the executive receives salary continuation).

Upon a Qualifying Termination without a Change in Control, long-term incentive awards are treated as follows: (i) any unvested or unearned long-term incentive awards that were granted during the calendar year of the termination date will be forfeited; (ii) unvested stock options become vested on a pro-rata basis; (iii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time that were granted in any calendar year before the termination become vested on a pro rata basis; and (iv) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of performance goals, will be paid at the end of the actual performance period on a pro-rata basis based on actual performance.

Upon a Qualifying Termination within two years following a Change in Control, the named executive officers will be eligible for an enhanced benefit. The named executive officers, other than Mr. Jones, will receive a lump-sum severance payment equal to 15 months of base salary and target bonus, and a lump-sum payment equal to 9 months of base pay and target bonus in consideration for the noncompete provisions. Mr. Jones will receive a lump-sum payment equal to 24 months of base salary and target bonus, and a lump sum payment equal to 12 months of base pay and target bonus in consideration for the noncompete provisions. Each named executive officer will also receive a lump-sum payment of the target bonus that would have been payable for the year of termination adjusted on a pro-rata basis based on days employed during the bonus plan year. The named executive officers also will be eligible to receive continued medical and outplacement benefits during the Severance Period.

Furthermore, upon a Change in Control, long-term incentive awards are treated as follows: (i) unvested stock options become fully vested; (ii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time become fully vested; and (iii) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of performance goals are paid out at the target amount, adjusted on a pro rata basis based on the time the executive was employed during the relevant performance period. However, if the Change in Control is the result of a sale of our company’s or a relevant business unit’s assets, then the executive will only receive such treatment with respect to his long-term incentive awards if the executive experiences a Qualifying Termination within 24 months of such Change in Control.

The company will reimburse the named executive officer for excise tax liability resulting from payments received in connection with his or her termination following a Change in Control if the executive’s Parachute Payments (as defined under Internal Revenue Code Section 280G) exceed the officer’s safe harbor (as defined under Internal Revenue Code Section 280G) by more than 10 percent. The company will cap the executive’s total payment if his or her total net benefit is less than 110 percent of the executive’s respective safe harbor amount, which we refer to as “Effect of Modified Gross-up Provision” in the table below.

Set forth below are tables showing payments and benefits to each named executive officer upon a Qualifying Termination or a Change in Control and a Qualifying Termination under the Severance Plan. Actual amounts are shown for Mr. Mapes, due to his Qualifying Termination after a Change in Control under the Severance Plan following sale of the Electrical Products Company. No amounts are shown for Mr. Murphy because he received no payments under the Severance Plan at the time of his retirement.

We list the estimated amount of compensation payable to each of our named executive officers in each situation in the tables below assuming that a Qualifying Termination or Change in Control and Qualifying Termination occurred at December 31, 2011, and that our Common Stock had a value of $40.12, which was the closing market price for our Common Stock on December 30, 2011. The actual amount of payments and benefits can only be determined at the time of such a Qualifying Termination or Change in Control, and therefore the actual amounts would vary from the estimated amounts in the tables below.

Payments Resulting From A Qualifying Termination

December 31, 2011

Name	Severance	Pro-rata Bonus[1]	Stock Options	Restricted Stock Units	Performance Units[2]	Medical Coverage[3]	Outplacement[4]	Total
Paul W. Jones	$4,000,000	$1,093,000	$1,267,046	$1,841,508	$1,502,300	$24,150	$250,000	$9,978,004

John J. Kita	1,064,625	284,000	99,269	142,092	280,300	18,695	106,250	1,995,231

Ajita G. Rajendra	1,402,810	367,000	241,253	346,704	286,400	689	140,001	2,784,857

James F. Stern	1,036,680	292,000	210,013	301,234	248,500	25,877	106,000	2,220,304

Mark A. Petrarca	861,695	228,000	167,943	238,714	202,200	18,695	91,475	1,808,722

[1]	Upon a Qualifying Termination or retirement, pro-rata bonus is based upon actual performance. The amounts in the table are based on the actual bonus for 2011.

[2]

Upon a Qualifying Termination, payout is based upon actual performance. The amounts in the table assume the 2009-2011 award will payout at 109.2% of target and awards for other performance periods will payout at target.

[3]	Calculated based on the employer paid portion of medical and dental insurance for the Severance Period.

[4]	Calculated at the maximum under the Severance Plan, 25% of the named executive officer’s base salary.

Payments Resulting From A Change In Control

And Qualifying Termination Of Employment

December 31, 2011

Name	Severance	Pro-rata Bonus	Stock Options	Restricted Stock Units	Performance Units	Medical Coverage[1]	Outplace- ment[2]	Effect of Modified Gross-up Provision[3]	Excise Tax Gross-up	Total
Paul W. Jones	$6,000,000	$1,000,000	$1,852,023	2,977,385	$1,862,900	$36,225	$250,000	$0	$0	$13,978,533

John J. Kita	1,419,500	284,750	145,332	230,369	306,600	24,926	106,250	0	0	2,517,727

Ajita G. Rajendra	1,870,413	375,203	354,110	575,120	358,300	918	140,001	0	0	3,674,065

James F. Stern	1,382,240	267,120	308,699	553,575	300,000	34,502	106,000	0	0	2,952,136

Mark A. Petrarca	1,148,926	208,563	247,854	391,411	245,000	24,926	91,475	0	0	2,358,155

Christopher L. Mapes[4]	1,543,080	206,077	228,648	389,162	286,300	52,272	0	0	0	2,705,539

[1]	Calculated based on the employer paid portion of medical and dental insurance for the Severance Period.

[2]	Calculated at the maximum under the Severance Plan, 25% of the named executive officer’s base salary.

[3]	Reflects the amount by which payments to an executive will be reduced so that the executive is not required to pay excise tax.

[4]	Mr. Mapes’ entries in this table reflect the actual value of payments he received relative to the Change in Control and his Qualifying Termination.

The A. O. Smith Combined Incentive Plan allows executives who retire to continue to vest stock options, restricted stock units and performance awards on their original vesting schedule. Upon an executive’s retirement, outstanding stock options receive an accelerated expiration of the earlier of the original expiration date or 5 years from the date of retirement. A retiring executive is entitled to receive a pro-rata portion of performance units based on the period of his employment during the three-year performance period based on achievement of the performance goals. A retiring executive is also entitled to receive a pro-rata portion of annual incentive compensation, based on his period of employment during the performance period and actual performance achieved.

Mr. Murphy had a special agreement with us providing that he would be treated as retirement eligible for purposes of the A. O. Smith Combined Incentive Plan after he completed five years of service with our company. His stock options, restricted stock units, performance units and annual incentive pay will therefore be treated as previously described for retirees under the Combined Incentive Plan.

Please refer to the “Pension Benefits” and “Nonqualified Deferred Compensation” tables above and related narrative for additional information on the present value of accumulated benefits for our named executive officers.

In addition, each of our named executive officers is provided life insurance as discussed in the section, “Executive Life Insurance.” The death benefits payable as of December 31, 2011, are: $3,000,000 for Mr. Jones; $1,275,000 for Mr. Kita; $1,680,012 for Mr. Rajendra; $1,272,000 for Mr. Stern; and $1,097,700 for Mr. Petrarca. The death benefits payable after retirement are $1,000,000 for Mr. Jones; $425,000 for Mr. Kita; $560,004 for Mr. Rajendra; $424,000 for Mr. Stern; and $365,900 for Mr. Petrarca.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

The Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on the Committee’s review and discussion with management, the Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2011.

Ronald D. Brown, Chairperson

William P. Greubel, Committee Member

Mathias F. Sandoval, Committee Member

Bruce M. Smith, Committee Member

ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders to vote, on a non-binding advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to the executive compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement.

As we describe in detail in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement, we have designed our executive compensation programs to drive our long-term success and increase stockholder value. We utilize our executive compensation programs to provide competitive compensation within our industry company peer group that will attract and retain our named executive officers, encourage our named executive officers to perform at their highest levels by linking compensation with financial and performance milestones and directly align our executive compensation with stockholders’ interests through the use of equity-based incentive awards.

The PCC has overseen the development and implementation of our executive compensation programs in line with these core compensation principles. The PCC also continuously reviews, evaluates and updates our executive compensation programs to help ensure that we provide competitive compensation that motivates our named executive officers to perform at their highest levels, while increasing long-term value to our stockholders. With these core compensation principles in mind, the PCC took the following compensation actions in 2011 to align our programs with shareholder interests:

•	maintained the structure of our compensation programs and incentive awards generally to provide compensation at targeted levels of our industry company peer group;

•	implemented an annual risk assessment with respect to our executive compensation program; and

•

modified our annual incentive compensation plan by increasing the maximum cap to 200% of target, which better aligns with market practices and rewards management for building extraordinary value for stockholders.

We believe the PCC’s compensation actions, like those described above, demonstrate our continued commitment to align our executive compensation with stockholders’ interests, while providing competitive compensation to attract, motivate and retain our named executive officers and other key talent. We will continue to review and adjust our executive compensation programs with these goals in mind to help ensure the long-term success of our company and generate increased long-term value to our stockholders.

The Board of Directors requests the support of our stockholders for the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion in this Proxy Statement. This advisory vote on the compensation of our named executive officers gives our stockholders another means to make their opinions known on our executive compensation programs. For the reasons we discuss above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion and Analysis” section and compensation tables and narrative discussion contained in this Proxy Statement.”

This vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the PCC. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, the PCC and the Board of Directors will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board, to oversee the activities of our internal audit function, to appoint the independent registered public accounting firm, and to report the results of the Committee’s activities to the Board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and Ernst & Young LLP (the independent registered public accounting firm) is responsible for auditing and reporting on those financial statements and our internal control structure. The Committee reviewed and discussed with management and the independent registered public accounting firm our audited financial statements as of and for the year ended December 31, 2011.

During 2011, the Audit Committee conducted twelve meetings, four of which were in person and eight of which were telephonic. The Committee chairperson and other members of the Committee each quarter reviewed and commented on the earnings news release and interim financial statements contained in SEC Form 10-Qs, and met and discussed our draft Annual Report on SEC Form 10-K with the chief financial officer, controller, and independent registered public accounting firm prior to filing and public release. The Committee also requested and received a comprehensive review of the company’s Enterprise Risk Management (ERM) program, including, but not limited to, identification and discussion of major risks facing the company and the associated probability of an event occurring and its financial impact, should it occur. In addition, the Committee reviewed, revised and ratified its Charter, including a focus on risk.

The Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on AU Section 380 of the Public Company Accounting Oversight Board, Communication with Audit Committees, and Rule 2-07 of SEC Regulation S-X. Both the Director of Internal Audit and the independent registered public accounting firm have direct access to the Audit Committee at any time on any issue of their choosing, and the Committee has the same direct access to the Director of Internal Audit and the independent registered public accounting firm. The Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

The Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence. In addition, the Committee considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. These procedures include reviewing and approving a budget for audit and permitted non-audit services. Audit Committee approval is required to exceed the amount of the budget for a particular category of non-audit services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee concluded the provision of the non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

During the fiscal year ended December 31, 2011, Ernst & Young LLP was employed principally to perform the annual audit and to render tax services. Fees paid to Ernst & Young LLP for each of the last two fiscal years are listed in the following table:

	Year Ended December 31
	2011	2010
Audit Service Fees	$918,150	$1,016,638
Audit Related Fees	3,225	N/A
Tax Fees	523,046	458,220

Total Fees	$1,444,421	$1,474,858

Audit fees consist of fees for the annual audit of our company’s financial statements and internal controls over financial reporting, reviews of financial statements included in our Form 10-Q filings, statutory audits for certain of our company’s foreign locations and other services related to regulatory filings.

Audit related fees are principally fees for accounting consultations. Tax fees consist primarily of tax consulting services.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC. The Committee appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2012, subject to stockholder ratification, and preliminarily approved its estimated fees for first quarter review, audit related, and tax services.

Gene C. Wulf, Chairperson

Gloster B. Current, Jr., Committee Member

Mark D. Smith, Committee Member

Idelle K. Wolf, Committee Member

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of our company has appointed Ernst & Young LLP as our company’s independent registered public accounting firm for 2012. Representatives of Ernst & Young LLP will be present at the 2012 Annual Meeting of Stockholders to provide a statement and respond to stockholder questions. Although not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate to obtain stockholder ratification of the Audit Committee’s action in appointing Ernst & Young LLP as our independent registered public accounting firm. The Board of Directors has itself ratified the Audit Committee’s action. Should such appointment not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of our company and our stockholders.

REPORT OF THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee met three times during the year. The Committee reviewed the status of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and related SEC regulations. In particular, the Committee reviewed our compliance program in light of the whistleblower provisions of the Dodd-Frank Act and the steps we have taken to minimize the risk of whistleblowers. The Committee also reviewed the process implemented by the Board and each Board Committee to review best practices and how they addressed risk oversight. Further, the Committee reviewed and ratified its Charter, which provides that the Committee is responsible for the nomination of directors, review of compensation to be paid to directors and our company’s corporate governance practices, especially in light of SEC and NYSE rules. The Charter is posted on our website; the address of the website is www.aosmith.com. The Committee also reviewed its new director orientation program and continuing education opportunities for the directors.

The Committee also recommended that Ajita G. Rajendra join the Board of Directors following his election as President and Chief Operating Officer. The Committee determined that Mr. Rajendra is a “management” director who is financially literate and is otherwise qualified for board membership. Mr. Rajendra was unanimously approved by the Board and became a director on December 12, 2011.

The lead director procedure was reviewed by the Committee. The Committee decided to depart from the normal rotation for the period from April 2012 to April 2013 because Mr. Brown had been scheduled to serve as lead director from April 2011 to April 2012 until he and Mr. Greubel switched roles as Committee Chair in 2011. Accordingly, the Committee designated Ronald D. Brown, Chair of the Personnel and Compensation Committee, as lead director from April 2012 to April 2013. The Committee also monitored our corporate governance. It recommended to the Board of Directors updates to the Corporate Governance Guidelines, which the Board adopted. The Committee verified that all Committees’ Charters were in place and were reviewed by the Committees. It reviewed our code of business conduct, called the “Guiding Principles” and made revisions, as well as our financial code of ethics, officers’ outside board memberships, minimum qualifications for directors, the process and procedure for stockholder recommendation of director candidates and stockholder communications with the Board, which the Board previously adopted. The Committee reviewed the dissemination and disclosure of these and other corporate governance documents, including Committees’ Charters, to employees and to stockholders via our website; these documents are also available upon request from the Corporate Secretary. No waivers were sought or granted from our code of conduct.

The Committee is also responsible for reviewing director compensation. Based on a Towers Watson report on director compensation trends and other information reviewed by the Committee, the Committee recommended a change to the annual retainer for Board members, which was adopted at its July, 2011 meeting and reported in this Proxy Statement under “Director Compensation.”

The Committee reviewed Board Committee member qualifications and made recommendations to the Board on member appointments to Committees. The Committee reviewed the Board’s Committee structure and operations and reported to the Board regarding them.

The Committee also conducted an evaluation of its performance and oversaw the evaluation process to ensure that the Board and each of the other Committees performed its own self-evaluation and reported on it to the Board of Directors. The directors also evaluated the performance of each of their fellow directors.

William P. Greubel, Chairperson

Ronald D. Brown, Committee Member

Mathias F. Sandoval, Committee Member

APPROVAL OF PERFORMANCE GOALS AND RELATED MATTERS UNDER

THE A. O. SMITH COMBINED INCENTIVE COMPENSATION PLAN

Introduction

The A. O. Smith Combined Incentive Compensation Plan (the “Plan”) was initially approved by stockholders in 2002 and again in 2007. The text of the Plan is set forth in Exhibit A to this Proxy Statement, and the description of the Plan that appears below is qualified in its entirety by reference to such text. All share amounts in the Plan and the description of the Plan that appears below have been adjusted to reflect the 3-for-2 stock split of our Common Stock effective November 15, 2010.

At the 2012 annual meeting, we are asking stockholders to approve the following three items under the Plan: (1) the performance goals under the Plan described below under “Terms of Awards – Performance Goals;” (2) the individuals eligible to receive awards under the Plan as described below under “Eligibility;” and (3) the maximum amount of awards that may be granted to individuals during any calendar year under the Plan as described below under “Awards under the Plan.”

Section 162(m) of the Internal Revenue Code of 1986, as amended, requires that the performance goals and certain other items under a plan be approved by stockholders every five years so that awards under the plan that are intended to be performance-based for Section 162(m) purposes can continue to qualify for income tax deductibility. Under Section 162(m), we may not deduct compensation in excess of $1 million paid in a year to our Chief Executive Officer and our next three highest paid executive officers (other than our Chief Financial Officer) for that year unless the compensation is payable solely on account of the achievement of pre-established, objective performance goals set by our PCC and pursuant to a plan under which the performance goals and certain other items are approved by stockholders. Since the Plan was last approved by stockholders in 2007, we are asking for stockholder approval of the three items described above under the Plan at the 2012 annual meeting. If the stockholders do not approve the three items described above, we will still be able to make awards under the Plan that do not comply with Section 162(m).

We are not asking stockholders to approve an increase in the number of shares authorized under the Plan, or any other amendment to the Plan.

Vote Required

The affirmative vote of a majority of the votes present or represented at the meeting is required for approval of the performance goals and related matters under the Plan. Refer to the General Information Section on pages 1 and 2 of this Proxy Statement for a more detailed discussion of the vote required. The Board of Directors recommends that stockholders vote FOR approval of the performance goals and related matters under the Plan.

Purpose

The Plan was adopted to provide additional compensation as an incentive to induce key employees and directors to remain in the employ of the company or its subsidiaries or affiliates; to encourage such employees to secure or increase on reasonable terms their stock ownership in the company or to otherwise align their interests with the company’s stockholders; to motivate such employees and directors, by means of growth-related incentive, to achieve long-range growth goals; and to provide incentive compensation opportunities which are competitive with those of other major corporations.

Available Shares

Stockholders have previously approved 3,750,000 shares of Common Stock to be granted as awards under the Plan. As of the Record Date, 1,918,931 shares of Common Stock were available for issuance pursuant to grants of additional awards under the Plan and there were outstanding under the Plan stock options covering 1,421,867 shares of Common Stock and unvested restricted stock units covering 282,787 shares of Common Stock. In addition, if any shares of Common Stock subject to options granted under the A. O. Smith Corporation Long-Term Executive Incentive Compensation Plan would again become available for new grants under the terms of such prior plan, if the prior plan were still in effect, then those shares will be available for the granting of awards under the Plan. As of the Record Date, there were stock options covering 324,200 shares of Common Stock outstanding under the A. O. Smith Corporation Long-Term Executive Incentive Compensation Plan.

If any shares subject to awards granted under the Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all the shares, then the shares subject to, reserved for or delivered in payment in respect of such award may again be used for new awards under this Plan. A maximum of 35% of shares of Common Stock reserved under the Plan may be issued as awards other than stock options or stock appreciation rights. The shares of stock granted under the Plan may be shares of authorized but unissued Common Stock or issued shares of Common Stock that have been reacquired by the company.

Administration

The Plan is administered by the PCC of the Board of Directors, which must consist of not less than three members of the Board of Directors, each of whom is an outside, non-employee director (the “Committee”). The Committee has authority to determine the employees who shall participate in the Plan (the “Participants”) and the types of awards granted; determine the terms and conditions of each award; and interpret and administer the provisions of the Plan. The full Board of Directors must approve all awards made to non-employee directors.

Eligibility

Key employees (including directors or executive officers) of the company, its subsidiaries and affiliated entities in which the company has an equity interest (“affiliated subsidiaries”) are eligible to become Participants. Before receiving an award, a Participant must enter into an agreement to remain in the service of the company for a period of at least 12 months or until his or her earlier retirement from service at the pleasure of the company. The agreement does not restrict the right of the company to terminate the employment of a Participant at any time.

Awards Under the Plan

The Plan permits the grant of the following awards: (a) stock options, which may be either “incentive stock options” (“ISOs”) meeting the requirements of section 422 of the Internal Revenue Code (the “Code”) or “nonqualified stock options” that do not meet the requirements of section 422 of the Code; (b) restricted stock; (c) stock appreciation rights (“SARs”); (d) restricted stock units; (e) performance awards; and (f) other stock-based awards.

The Plan provides that, subject to adjustment, no Participant may be granted awards that could result in such Participant receiving in any single calendar year:

•	stock options for more than 600,000 shares of Common Stock;

•	awards of restricted stock relating to more than 300,000 shares;

•	SARs relating to more than 600,000 shares;

•	payments in respect of performance awards for more than $5,000,000; and

•	other stock-based awards in excess of 300,000 shares.

Terms of Awards

Stock Options. The exercise price for each stock option at the time the option is granted shall be equal to at least 100% of the fair market value of the Common Stock on the date of the grant. Fair market value for purposes of the Plan means the average of the high and low sales price on the NYSE for the applicable date. The term of an option granted under the Plan must not be more than ten years. The purchase price of any option may be paid: (a) in cash or its equivalent; (b) with the consent of the Committee, by tendering previously acquired shares valued at their fair market value; (c) through a cashless exercise procedure established by the Committee; or (d) a combination of the above. Stock options shall be subject to all other terms and conditions as the Committee may determine consistent with the provisions of the Plan. ISOs may not be awarded after ten years from the Plan’s effective date, unless approved by the stockholders at or prior to such time. The Plan specifically prohibits the repricing, reissuance or backdating of any option without stockholder approval.

Restricted Stock. Shares of restricted stock shall be subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, including, but not limited to, the lapse of restrictions upon the Participant’s achievement of one or more performance goals over a specified performance period determined pursuant to a performance formula, all as determined by the Committee. Restricted stock shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan.

Restricted Stock Units. An award of restricted stock units is the right to receive shares of Common Stock at such time and under such conditions as determined by the Committee, which include a time-based vesting period of not less than a period of three years or require attainment of performance goals within a performance period of at least one year.

Stock Appreciation Rights. A SAR granted under the Plan will confer on the Participant the right to receive payment measured by the increase in the fair market value of a specified number of shares of Common Stock from the date of the grant of the SAR to the date on which the Participant exercises the SAR. SARs may be freestanding SARs or tandem SARs granted in conjunction with an option. SARs shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan. The payment to which the Participant is entitled on the exercise of a SAR may be in cash, in Common Stock valued at fair market value on the date of exercise, or partly in cash and partly in Common Stock, as the Committee shall determine.

Performance Awards. A performance award is an award denominated in cash or shares, the payment or delivery of which is based on the achievement of one or more performance goals over a performance period, as specified in the performance formula, all as determined by the Committee. A performance award can be either a single-year or multi-year award. A Participant may be awarded a multi-year or single-year performance award during the same calendar year. Performance awards shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan. Performance awards may be paid in cash, in Common Stock valued at fair market value on the payout date or, at the sole discretion of the Committee, the day immediately preceding that date, or partly in cash and partly in Common Stock. Until such time as the full amount of any performance award has been actually paid or delivered to the Participant, his or her right to receive any amount shall be wholly contingent on the actions of the Participant in the operation or management of any business of the company. Unless the Committee expressly determines that a performance award need not qualify for the performance-based exception of Section 162(m)(4)(c) of the Code, the Committee shall take all steps reasonably necessary to ensure that the performance awards will qualify for such exception.

Performance Goals. For purposes of the grants of shares of restricted stock, restricted stock units or performance awards under the Plan, a performance goal is the level of performance established by the Committee as a goal with respect to the achievement of certain financial results of the company, an operating unit or both for a specified performance period. Such financial results, as selected by the Committee, may include basic or diluted earnings per share, revenue, operating income, earnings before or after interest, taxes, depreciation and/or amortization, return on capital, return on capital as a percent of Cost of Capital, return on equity, return on assets, cash flow, working capital, stock price and total stockholder return, and/or, in the case of awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), such other goals as the Committee may establish in its discretion.

Other Share-Based Awards. The Committee may make other types of awards of shares to Participants, including directors’ fees to non-employee directors or bonuses earned upon the attainment of performance goals.

Adjustments

The Plan provides for adjustments to the number of shares received under the Plan, the individual Participant limits, and the exercise or grant price of options and SARs to reflect future stock dividends (other than in lieu of an ordinary cash dividend), split-ups, recapitalizations, reorganizations, combinations of shares, mergers, consolidations and the like.

Transferability

Awards under the Plan are not transferable otherwise than by will or the laws of descent or distribution, except that a Participant may, to the extent allowed by the Committee and in the manner specified by the Committee, transfer any award or designate a beneficiary to receive payment of an award. The Committee shall have authority, in its discretion, to amend award agreements and to allow the transfer of any existing award in the manner specified by the Committee.

Amendments and Termination

The Board of Directors, without further approval of the stockholders, may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of the Plan in such respects as the Board deems advisable. However, no amendment can become effective without prior approval of the stockholders if the Committee determines such approval is required by (1) the rules and/or regulations promulgated under Section 16 of the Securities Exchange Act of 1934, (2) the Code or any rules promulgated thereunder or (3) the listing requirements of the NYSE or any principal securities exchange or market on which the shares are then traded. Also, stockholders must approve Plan amendments to (a) increase the number of shares or maximum amount payable to a Participant as specified in certain sections of the Plan or (b) reduce the minimum option price or SAR grant which may be established under the Plan. Subject to the provisions of the Plan, the Committee may modify or amend any award or waive any restrictions or conditions applicable to any award so long as any amendment or modification does not increase the number of shares issuable under the Plan. The authority of the Committee to administer the Plan and modify or amend an award will extend beyond the date of the Plan’s termination. No amendment will, without the Participant’s consent, alter or impair any of the rights or obligations under any award previously granted to him or her under the Plan.

Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Plan under current tax law.

Stock Options. The grant of a stock option under the Plan will create no income tax consequences to the company or the Participant. A Participant who is granted a nonqualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Participant. Upon the Participant’s subsequent disposition of the shares received with respect to such stock option, the Participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, which is the fair market value of the Common Stock on the exercise date. Under certain circumstances involving a change of control, the company may not be entitled to a deduction with respect to stock options granted to certain executive officers.

In general, a Participant will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, the Participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an ISO, and the company will not be allowed a deduction. If the Participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the grant date of the ISO and one year from the exercise date, the Participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. The company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Participant. Any additional gain realized by the Participant over the fair market value at the time of exercise will be treated as a capital gain.

Restricted Stock. Generally, a Participant will not recognize income and the company will not be entitled to a deduction at the time an award of restricted stock is made under the Plan, unless the Participant makes the election described below. A Participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. Under certain circumstances involving a change of control, the company may not be entitled to a deduction with respect to restricted stock granted to certain executive officers. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, which is the fair market value of the Common Stock on the date the restrictions lapse. Dividends paid in cash and received by a Participant prior to the time the restrictions lapse will constitute ordinary income to the Participant in the year paid, and the company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A Participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the Participant paid for such restricted stock). If the Participant makes such an election, the company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. If the Participant makes the election, any cash dividends the Participant receives with respect to the restricted stock will be treated as dividend income to the Participant in the year of payment and will not be deductible by the company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the Participant who has made an election subsequently forfeits the restricted stock, the Participant will not be entitled to deduct any loss. In addition, the company would then be required to include as ordinary income the amount of any deduction the company originally claimed with respect to such shares.

Restricted Stock Units. The grant of an award of restricted stock units will create no tax consequences for the Participant or the company. Upon the vesting of the restricted stock units, the Participant will receive ordinary income equal to the fair market value of the shares received, and the company will be entitled to a corresponding deduction.

Stock Appreciation Rights. The grant of a SAR will create no income tax consequences for the Participant or the company. Upon exercise of a SAR, the Participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the Participant receives shares of restricted stock upon exercise of a SAR, then recognition of income may be deferred in accordance with the rules applicable to such other awards. The company will be entitled to a deduction in the same amount and at the same time as income is recognized by the Participant.

Performance Awards. The grant of a performance award will create no income tax consequences to the company or the Participant. Upon the Participant’s receipt of cash and/or shares at the end of the applicable performance period, the Participant will receive ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the company will be entitled to a corresponding deduction in the same amount and at the same time. If performance awards are settled in whole or in part in shares, upon the Participant’s subsequent disposition of the shares, the Participant will recognize a capital gain or loss (long-term or short-term depending on how long the shares have been held) to the extent the amount realized upon disposition differs from the shares’ tax basis, which is the fair market value of the shares on the date the Participant received the shares.

Section 162(m) Limit on Compensation. Code Section 162(m) limits the deduction the company can take for compensation the company pays to the company’s CEO and its four other highest paid officers (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Code Section 162(m) does not have to be included as part of the $1 million limit. We are seeking stockholder approval of the performance goals, eligible individuals and maximum award amounts under the Plan so that awards granted to the Participants may meet the Code Section 162(m) requirements for performance-based compensation. We reserve the right, however, to make awards that do not comply with Code Section 162(m).

The foregoing discussion is not a complete discussion of all the federal income tax aspects of the Plan. Some of the provisions contained in the Code have only been summarized, and additional qualifications and refinements are contained in regulations issued by the Internal Revenue Service.

Withholding

The company will have the right to withhold from any cash payable or shares deliverable to a Participant, or require that a Participant make arrangements satisfactory to the company for payment of, such amounts as the company shall determine for the purpose of satisfying its statutory liability to withhold federal, state and local income taxes, including payroll taxes, incurred by reason of the grant, exercise, vesting or payment of any award. In the discretion of the Committee, a Participant may be permitted to satisfy the company’s minimum statutory withholding requirements by tendering previously acquired shares or by electing to have the company withhold shares otherwise issuable to the Participant, having a fair market value, on the date income is recognized, in the minimum amount required to be withheld. The election must be made in writing and must be made according to such rules and in such form as the Committee shall determine.

New Plan Benefits

The company cannot currently determine the awards that may be granted under the Plan in the future to the executive officers, other officers, directors or other employees. The Committee will make such determinations from time to time.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2011.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,421,867	24.28	2,205,485
Equity compensation plans not approved by security holders	—	—	—
Total	1,421,867	24.28	2,205,485

DATE FOR STOCKHOLDER PROPOSALS

Proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 intended to be presented at the 2012 Annual Meeting of Stockholders must be received by us no later than November 6, 2012, to be considered for inclusion in our proxy materials for the 2012 meeting. If a stockholder who otherwise desires to bring a proposal before the 2012 meeting does not notify us of its intent to do so on or before January 20, 2013, then the proposal will be untimely, and the proxies will be able to vote on the proposal in their discretion.

March 5, 2012

EXHIBIT A

A. O. SMITH

COMBINED INCENTIVE COMPENSATION PLAN

As Amended and Restated Effective February 10, 2009

And Updated to Reflect the 3-for-2 Stock Split Effective November 15, 2010

1.	Purpose

The purpose of the A. O. Smith Combined Incentive Compensation Plan (“Plan”) (formerly known as the A. O. Smith Combined Executive Incentive Compensation Plan) is to provide additional compensation as an incentive to induce key Employees to remain in the employ of A. O. Smith Corporation (“Company”) or Subsidiaries or Affiliates of the Company, to induce Non-Employee Directors to serve on the Board of Directors of the Company, and to encourage such Employees and Directors to secure or increase on reasonable terms their stock ownership in the Company or to otherwise align their interests with the Company’s stockholders. The Board of Directors of the Company believes the Plan will (1) attract and retain personnel and Non-Employee Directors possessing outstanding ability; (2) motivate personnel, by means of growth-related incentive, to achieve long-range growth goals; (3) provide incentive compensation opportunities which are competitive with those of other major corporations; and (4) further align the interest of Participants with those of the Company’s stockholders through opportunities for increased stock ownership.

2.	Effective Date and Term of the Plan

The Plan was originally effective on January 1, 2002. The Plan, as amended and restated herein, is effective as of February 10, 2009, subject to approval by the stockholders of the Company. The Board, without further approval of the stockholders, may terminate the Plan at any time but no termination shall, without the Participant’s consent, alter or impair any of the rights under any Award theretofore granted to him or her under the Plan. Notwithstanding the foregoing, no Incentive Stock Options shall be granted hereunder more than ten (10) years from the effective date of the amended and restated Plan without further approval by the stockholders of the Company.

3.	Definitions

(a) Affiliate: Means any corporation, limited liability company, partnership or other entity in which the Company has 50 percent or less ownership.

(b) Award: Means an Award granted by the Committee under the Plan.

(c) Board: Means the Board of Directors of the Company.

(d) Code: Means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular provision of the Code shall include any successor provision thereto.

(e) Committee: Means the Personnel and Compensation Committee of the Board of Directors of the Company.

(f) Common Stock or Shares: Means the Common Stock, par value $1 per share, of the Company.

(g) Disability: Shall have the meaning set forth in the A. O. Smith Long-Term Disability Plan, or any successor plan thereto.

(h) Employee: Means any full-time managerial, administrative or professional employee (including any officer or director who is such an employee) of the Company, or any of its Subsidiaries or Affiliates.

(i) Exchange Act: Means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time. Any reference to a particular provision of the Exchange Act shall include any successor provision thereto.

(j) Exercise Period: Means the period of time, as established by the Committee in awarding an option grant, during which a Participant may exercise an Option or SAR.

(k) Fair Market Value: Means on a particular date, the average of the high and low sales price per Share on such date on the New York Stock Exchange (“NYSE”), or if no sales of Common Stock occur on the date in question, on the last preceding date on which there were sales on such market. If the Shares are not listed on the NYSE, but are traded on another national securities exchange or in an over-the-counter market, the average of high and low sales price (or, if there are no sales reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee will be used.

(l) Incentive Stock Option: Means an Option that meets the requirements of Code Section 422.

(m) Non-Employee Director: Means a member of the Board who is not an Employee of the Company, a Subsidiary or an Affiliate.

(n) Nonqualified Stock Option: Means an Option that does not meet the requirements of Code Section 422.

(o) Operating Unit: Means any Subsidiary or any Affiliate, or any operating division of the Company, any Subsidiary or any Affiliate, which is designated by the Committee to constitute an Operating Unit.

(p) Option: Means an Option granted pursuant to Section 6(a).

(q) Participant: Means an Employee or a Non-Employee Director who is selected by the Committee to participate in the Plan.

(r) Performance Award: Means a Performance-based Award granted pursuant to Section 6(e).

(s) Performance Formula: Means, for a Performance Period, one (1) or more objective, formula, or standard established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant.

(t) Performance Goal: Means the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant.

(u) Performance Measure: Means one (1) or more of the following selected by the Committee to measure the performance of the Company, an Operating Unit or both for a Performance Period: basic or diluted earnings per share; revenue; operating income; earnings before or after interest, taxes, depreciation and/or amortization; return on invested capital; return on invested capital as a percent of cost of capital; return on equity; return on assets; return on performance assets; cash flow; working capital; stock price and total stockholder return; and/or, in the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), such other goals as the Committee may establish. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant.

(v) Performance Period: Means, subject to the limitations described in the Plan, a period of time as established by the Committee over which the attainment of a Performance Goal or Goals will be measured with respect to an Award.

(w) Plan Year: Means the calendar year.

(x) Restricted Stock: Means the Restricted Stock awarded under Section 6(b).

(y) Restricted Stock Unit: Means a Unit awarded under Section 6(d).

(z) Retirement: Means, for Employee Participants, eligibility for normal, special early, or early retirement benefits under the A. O. Smith Retirement Plan for Salaried Employees, and for Non-Employee Director Participants, resignation from or failure to be re-elected to the Board on or after attainment of age 70.

(aa) SAR or Stock Appreciation Right: Means a Stock Appreciation Right granted pursuant to Section 6(c).

(bb) Subsidiary: Means any corporation, limited liability company, partnership or other entity in which the Company has more than 50 percent of the ownership.

4.	Administration

(a) The Plan shall be administered by the Committee. Except in the case of Awards to Non-Employee Directors as provided below, the Committee shall have the exclusive responsibility and discretionary authority for the administration and operation of the Plan and shall have the power to take any action necessary to carry out such responsibilities. The Committee’s discretionary authority shall include, but not be limited to, the following:

i. to determine those eligible individuals who shall be Participants and the types of Awards granted;

ii. to determine the terms and conditions of each Award; and

iii. to interpret and administer the Plan and to take any other action in furtherance of the objectives of the Plan that is not inconsistent with the express provisions of the Plan.

Any Award to a Non-Employee Director shall be subject to the approval of the full Board. All determinations of the Committee shall be within its discretion, and shall be final and binding on any individual with an interest in an Award.

(b) The Committee shall be appointed from time to time by the Board which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee is expressly authorized to hold Committee meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

5.	Eligibility

Employees who, in the opinion of the Committee, are key employees and have demonstrated a capacity for contributing in a substantial measure to the successful performance of the Company shall be eligible to become a Participant and receive an Award. All Non-Employee Directors shall be eligible to become a Participant and receive an Award. The Committee shall from time to time choose from such eligible Employees those to whom an Award shall be granted, and the Board shall from time to time choose whether to grant Awards to Non-Employee Directors. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year.

6.	Awards

The Committee may grant any one (1) or more of the following types of Awards to Participants:

(a) Options. An Option is an option to purchase a specified number of Shares exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum number of Shares with respect to which Options may be granted during any Plan Year to any single Participant shall be 600,000.

ii. Options granted under the Plan shall be Incentive Stock Options, Nonqualified Stock Options, or some combination thereof; provided that Incentive Stock Options may only be granted to Employees of the Company or a corporate Subsidiary.

iii. A Participant shall not be granted an Option unless he or she enters into an agreement with the Company that he or she will remain in the service of the Company, a Subsidiary or an Affiliate for a period of at least twelve (12) months (commencing on the first day of the month in which the Option is granted) or until his or her earlier Retirement, at the pleasure of the Company. The agreement shall provide that it does not confer upon the Participant any right to continue in the employ or service of the Company or of any such Subsidiary or Affiliate; neither shall it, except for said period of at least twelve (12) months, restrict the right of the individual to terminate employment or service at any time.

iv. The exercise price shall be equal to at least 100 percent of the Fair Market Value of the Common Stock on the date of the grant. For this purpose, the date of grant may not be any date prior to the date the Committee takes action to authorize the Award.

v. The Exercise Period of the Option must not be more than ten (10) years from the date of grant.

vi. Unless the Committee determines otherwise as set forth in the Award agreement, each Option granted to an Employee shall be subject to the following conditions:

(a) If a Participant ceases to be a full-time Employee of the Company, a Subsidiary or an Affiliate for any reason other than Disability, Retirement, death or involuntary termination of employment due to the sale of an Operating Unit, then, subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the extent, if any, and the conditions under which an Option may be exercised.

(b) If a Participant ceases to be an Employee of the Company, a Subsidiary or an Affiliate by reason of Disability or Retirement, then the Option shall terminate at the earlier of five (5) years from the date of cessation of employment or the expiration of the Exercise Period; and

(c) If a Participant ceases to be an Employee of the Company, a Subsidiary or an Affiliate by reason of death or involuntary termination of employment due to the sale of an Operating Unit, or if the Subsidiary or Affiliate which employs the Participant ceases to be a Subsidiary or Affiliate of the Company, then the Option shall terminate at the earlier of one (1) year from the date of death, date of involuntary termination of employment due to the sale of an Operating Unit, date the Subsidiary or Affiliate ceases to be a Subsidiary or Affiliate, or the expiration of the Exercise Period.

With respect to Options granted to Non-Employee Directors, the Board shall determine the terms and conditions of exercise thereof.

vii. The purchase price of any Option may be paid (a) in cash or its equivalent; (b) with the consent of the Committee, by tendering (including by attestation) previously acquired Shares valued at their Fair Market Value; (c) with the consent of the Committee, through a cashless exercise procedure established by the Committee; or (d) with the consent of the Committee, by any combination of the foregoing. Any election under (b) above shall be made in writing and shall be made according to such rules and in such form as the Committee shall determine.

(b) Restricted Stock. Restricted Stock is Common Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which may include, but is not limited to, the lapse of restrictions upon achievement of one (1) or more Performance Goals over a specified Performance Period, as determined pursuant to a Performance Formula. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that stock while subject to those restrictions shall be accumulated, with or without interest, or reinvested in Common Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company’s sole discretion, shall be held in book entry form subject to the Company’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company until the restrictions on those shares of Restricted Stock lapse. Restricted Stock shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum number of Shares of Restricted Stock (when added to the number of Restricted Stock Units) which may be granted during any Plan Year to any single Participant shall be 300,000.

ii. Restricted Stock granted pursuant to the achievement of one (1) or more Performance Goals as determined by a Performance Formula shall be subject to a minimum one (1)-year vesting period from the date of the grant. The minimum vesting period for time-based Restricted Stock shall be three (3) years following the date of the grant. Notwithstanding the foregoing, the Committee may, in its discretion, provide that the restrictions imposed on Restricted Stock shall lapse upon the Participant’s death, Disability or Retirement.

(c) Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the increase in the Fair Market Value of a specified number of Shares from the date of grant of the SAR to the date on which the Participant exercises the SAR. SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option. SARs shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum number of Shares with respect to which a SAR may be granted to any one (1) Participant during any Plan Year shall be 600,000.

ii. The payment to which the Participant is entitled on exercise of a SAR may be made in cash, in Common Stock valued at Fair Market Value on the date of exercise, or partly in cash and partly in Common Stock, as the Committee may determine.

iii. A Participant shall not be granted a SAR unless he or she enters into an agreement with the Company that he or she will remain in the service of the Company, a Subsidiary or an Affiliate for a period of at least twelve (12) months (commencing on the first day of the month in which the SAR is granted) or until his or her earlier Retirement, at the pleasure of the Company. The agreement shall provide that it does not confer upon the Participant any right to continue in the employ or service of the Company or of any such Subsidiary or Affiliate; neither shall it, except for said period of at least twelve (12) months, restrict the right of the Participant to terminate employment or service at any time.

iv. The grant price shall be equal to at least 100 percent of the Fair Market Value of the Common Stock on the date of the grant. For this purpose, the date of grant may not be any date prior to the date the Committee takes action to authorize the Award.

v. The Exercise Period of a SAR must not be more than ten (10) years from the date of grant.

(d) Restricted Stock Units. A Restricted Stock Unit is the right to receive a payment equal to the Fair Market Value of a Share, which payment will occur at such time or times and subject to such conditions as the Committee may determine, which may include, but is not limited to, the payment in whole or part upon achievement of one (1) or more Performance Goals over a specified Performance Period, as determined pursuant to a Performance Formula. A Restricted Stock Unit may also entitle the Participant, if so determined by the Committee, to a payment equal to the dividends or other distributions paid on a Share while the Restricted Stock Unit is outstanding, with or without interest, or deemed reinvested in Common Stock and held subject to the same conditions on payment as the Restricted Stock Units and such other terms and conditions as the Committee shall determine. Restricted Stock Units shall be subject to such other terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum number of Shares with respect to which Restricted Stock Units (when added to Shares of Restricted Stock) may be granted during any Plan Year to any single Participant shall be 300,000.

ii. Restricted Stock Units may be paid in cash, in Common Stock (valued at Fair Market Value on the payout date or at the sole discretion of the Committee, the day immediately preceding that date), or partly in cash and partly in Common Stock, as the Committee may determine.

iii. Restricted Stock Units granted pursuant to the achievement of one (1) or more Performance Goals as determined by a Performance Formula shall be subject to a minimum one (1)-year vesting period from the date of the grant. The minimum vesting period for time-based Restricted Stock Units shall be three (3) years following the date of the grant. Notwithstanding the foregoing, the Committee may, in its discretion, provide that the Restricted Stock Units shall nonetheless vest upon the Participant’s death, Disability, Retirement, or involuntary termination due to the sale of an Operating Unit.

(e) Performance Award. A “Performance Award” is an Award denominated in cash or Shares, the payment or delivery of which is based on the achievement of one (1) or more Performance Goals over a Performance Period, as specified in a Performance Formula. A Performance Award can be either a single-year or multi-year award. A Participant may be awarded a multi-year and a single-year Performance Award during the same Plan Year. Performance Awards shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum amount of compensation (including the Fair Market Value of any Common Stock) that may be paid or delivered to any one (1) Participant with respect to Performance Award(s) that become originally payable during any Plan Year shall be $5 million. This maximum limitation shall not include earnings credited on amounts deferred under Section 15(a)(i).

ii. A Participant shall not be granted a Performance Award unless he or she enters into an agreement with the Company that he or she will remain in the service of the Company, a Subsidiary or an Affiliate for a period of at least twelve (12) months (commencing on the first day of the month in which the Performance Award is granted) or until his or her earlier Retirement, at the pleasure of the Company. The agreement shall provide that it does not confer upon the Participant any right to continue in the employ or service of the Company or of any such Subsidiary or Affiliate; neither shall it, except for said period of at least twelve (12) months, restrict the right of the Participant to terminate employment or service at any time.

iii. Performance Awards may be paid in cash, in Common Stock (valued at Fair Market Value on the payout date or at the sole discretion of the Committee, the day immediately preceding that date), or partly in cash and partly in Common Stock, as the Committee may determine.

iv. Until such time as the full amount of any Performance Award has been actually paid or delivered to the Participant, his or her right to receive any amount shall be wholly contingent on, and shall be forfeited if, prior to payment thereof, the Participant at any time prior or subsequent to his or her Retirement, resignation or termination of employment or service with the Company, its Subsidiaries or Affiliates shall do any act, or engage directly or indirectly (whether as owner, partner, officer, employee or otherwise) in the operation or management of any business which in the judgment of the Committee shall be detrimental to or in competition with the Company, any of its Subsidiaries or Affiliates.

v. Unless the Committee expressly determines that a Performance Award need not qualify for the performance-based exception of Section 162(m)(4)(C) of the Code, the Committee shall take all steps reasonably necessary to ensure that Awards made pursuant to this Section 6(e) will qualify for such exception.

(f) Other Stock-Based Awards. Subject to the terms of this Plan, the Committee (subject to the approval of the Board in the case of Non-Employee Directors) may grant to Participants other types of Awards, which may be denominated, payable or valued in Shares. Without limitation, such Award may include the issuance of Shares of unrestricted Stock or Stock Units, which may be awarded as a bonus, as director fees, or upon the attainment of Performance Goals. The Committee shall determine all terms and conditions of the Award, including, but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100 percent of Fair Market Value on the date of the Award. The maximum number of Shares issued to, or subject to an award granted to, a Participant under this Section in any Plan Year shall be limited to 300,000.

7.	Transferability

Awards under the Plan are not transferable otherwise than by will or the laws of descent or distribution, except that a Participant may, to the extent allowed by the Committee and in the manner specified by the Committee, transfer any Award or designate a beneficiary to receive payment of an Award. The Committee shall have authority, at its discretion, to amend Award agreements and to allow the transfer of any existing Award in the manner specified by the Committee; provided that any such transfer shall be made without value or consideration to the Participant.

8.	Award Agreements

Each Award under the Plan shall be evidenced by an Award agreement. Each Award agreement shall set forth the terms and conditions applicable to the Award as determined by the Committee, which may include, but is not limited to, provisions for (a) the time at which the Award becomes exercisable or otherwise vests or becomes payable; (b) the treatment of the Award in the event of the termination of a Participant’s status as an Employee or a Non-Employee Director; and (c) any special provisions applicable in the event of an occurrence of a change in control of the Company.

9.	Withholding

The Company shall have the right to withhold from any cash payable or Shares deliverable to a Participant, or require that a Participant make arrangements satisfactory to the Company for payment of, such amounts as the Company shall determine for the purpose of satisfying its statutory liability to withhold federal, state and local income taxes, including payroll taxes, incurred by reason of the grant, exercise, vesting or payment of any Award. In the discretion of the Committee, a Participant may be permitted to satisfy the Company’s minimum statutory withholding requirements by tendering previously acquired Shares or by electing to have the Company withhold Shares otherwise issuable to the Participant, having a Fair Market Value, on the date income is recognized, to the minimum amount required to be withheld. The election shall be made in writing and shall be made according to such rules and in such form as the Committee shall determine.

10.	Adjustment of Number of Shares

If a dividend shall be declared upon the Common Stock payable in Shares (other than a stock dividend declared in lieu of an ordinary cash dividend), then the number of Shares then subject to any Award, the maximum number of Shares set forth in Sections 6(a)(i), 6(b)(i), 6(c)(i), and 6(d)(i) and the number of Shares reserved for issuance pursuant to the Plan, shall be adjusted by adding to each Share the number of Shares which would be distributable thereon if such Share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. If the outstanding Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then for each Share reserved for issuance pursuant to the Plan, the maximum number of Shares set forth in Sections 6(a)(i), 6(b)(i), 6(c)(i) and 6(d)(i), and the number of Shares then subject to any such Award, there shall be substituted the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed or exchanged. If there shall be any change, other than as specified above in this paragraph, in the number or kind of outstanding Shares or of any stock or other security into which such Common Stock shall have been changed or for which it shall have been exchanged, then the Board may in its sole discretion determine that such change equitably requires an adjustment in the number or kind of Shares theretofore reserved for issuance pursuant to the Plan, the maximum number of Shares set forth in Sections 6(a)(i), 6(b)(i), 6(c)(i), 6(d)(i) and/or of the Shares then subject to an Award, and such adjustment shall be made by the Board and shall be effective and binding for all purposes. The option price or SAR price in each Award agreement for each Share or other securities substituted or adjusted as provided for in this paragraph shall be determined by dividing the option or SAR price in such agreement for each Share prior to such substitution or adjustment by the number of Shares or the fraction of a Share substituted for such Share or to which such Share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall require the Company to sell or issue a fractional Share under any Award, and the total substitution or adjustment with respect to each Award agreement shall be limited accordingly.

11.	Shares Available

(a) Subject to adjustment pursuant to Section 10, the following number of Shares shall be reserved for purposes of Awards under the Plan:

i. The remaining number of Shares not yet subject to Awards from the 1,500,000 Shares authorized by Stockholders for Awards under the Plan effective January 1, 2002; plus

ii. The remaining number of Shares not yet subject to Awards from the 1,250,000 Shares authorized by Stockholders for Awards under the Plan effective January 1, 2007; plus

iii 1,250,000 additional Shares approved by Stockholders for Awards under this amended Plan effective February 10, 2009 (which number is increased to 1,875,000 as a result of the 3-for-2 stock split effective November 15, 2010).

The Shares to be delivered under the Plan may consist, in whole or part, of Treasury Stock or authorized but unissued Common Stock, not reserved for any other purpose.

(b) The maximum number of Shares which may be issued pursuant to the exercise of Incentive Stock Options may not exceed 50 percent of the Shares reserved under (a) above.

(c) The maximum number of Shares with respect to which Awards may be granted to any one (1) Participant under the Plan is 35 percent of the aggregate number of Shares reserved under (a) above. A maximum of 35 percent of Shares reserved under (a) above may be issued as Awards other than Options or Stock Appreciation Rights.

(d) If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or the payment of cash under the Award, or if Shares are forfeited under an Award, then the Shares subject to or reserved for issuance under such Award or such forfeited Shares may again be used for new Awards under this Plan in accordance with the first sentence of subsection (a). If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Option or in payment of withholding taxes related to the Option, then the Shares so purchased or delivered may not again be used for new Awards under this Plan. With respect to SARs, when a stock-settled SAR is exercised, the number of SARs being exercised shall be counted against the Shares available for issuance as one (1) Share for every Share subject thereto, regardless of the number of Shares issued upon the exercise of the SAR.

(e) In addition to the Shares reserved for Awards under subsection (a), if any Shares subject to Options granted under the A. O. Smith Corporation Long-Term Executive Incentive Compensation Plan, effective as of January 1, 1999, would again become available for new grants under the terms of such prior plan if the prior plan were still in effect, then those Shares will be available for the granting of Awards under this Plan, thereby increasing the number of Shares available for issuance as specified in the first sentence of subsection (a).

12.	Expenses

The expenses of administering the Plan shall be borne by the Company.

13.	Non-Exclusivity

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

14.	Amendment and Termination

(a) The Board, without further approval of the stockholders, may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of the Plan in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective without prior approval of the stockholders if the Board determines such approval is required by: (i) the rules and/or regulations promulgated under Section 16 of the Exchange Act (for this Plan to remain qualified under Rule 16b-3), (ii) the Code or any rules promulgated thereunder (such as to allow for Incentive Stock Options to be granted under this Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth in that section), or (iii) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); and stockholders must approve any of the following Plan amendments: (A) an amendment to increase any number of Shares specified in Sections 6(a)(i), 6(b)(i), 6(c)(i), 6(d)(i), 11(a) and 11(b) (except as permitted by Section 10) or the maximum amount payable under Section 6(e)(i); or (B) an amendment to Section 14(b).

(b) Notwithstanding anything in the Plan to the contrary, neither the Plan nor any Award agreement governing Options or SARs may be amended to reduce the exercise price or the grant price, as applicable, nor may any Option or SAR be cancelled and replaced with an Award having a lower exercise price or grant price, as applicable, without approval of the stockholders of the Company.

(c) Subject to the provisions of the Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise, vesting or payment of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other persons as may then have an interest in the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 10) and is not inconsistent with the terms of the Plan.

(d) Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award may extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) No amendment to the Plan or any Award shall, without the Participant’s consent, alter or impair any of the rights or obligations under any Award theretofore granted to him or her under the Plan; provided that Participant (or other interested party) consent is not required for an amendment to the Plan or any Award pursuant to the provisions of Section 10, to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company.

15.	Miscellaneous

(a) The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

i. one (1) or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the

Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

ii. restrictions on resale or other disposition of Shares acquired under an Award; and

iii. compliance with federal or state securities laws and stock exchange requirements.

(b) No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(c) Neither the establishment of this Plan nor the selection of any individual as a Participant shall give any Participant any right to be retained in the employ or service of the Company, its Subsidiaries or Affiliates; and no Participant, and no person claiming under or through a Participant, shall have any right or interest in the Plan or any Award hereunder unless and until the terms, conditions and provisions of the Plan affecting such Participant, and those of any contract between such Participant and the Company (or Subsidiaries or Affiliates) under the Plan, shall have been complied with as specified therein.

(d) No moneys or other property of the Company (or Subsidiaries or Affiliates) under this Plan, whether inchoate, accrued or determined or determinable in amount, shall be subject to any claim of any creditor of any Participant, nor shall any Participant or beneficiary have any right or power to alienate, anticipate, commute, pledge, encumber or assign any incentive compensation fund or incentive compensation allocation provided for hereunder.

(e) This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or any other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(f) The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(g) This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles, except for corporate law matters which are governed by the laws of the State of Delaware. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award agreement, may only be brought and determined in a court sitting in the County of Milwaukee, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin.

(h) If any provision of this Plan or any Award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

A. O. SMITH CORPORATION

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

Monday, April 16, 2012

5:15 p.m. Central Daylight Time

(meeting location and directions on back page)

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on April 16, 2012

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.ematerials.com/aos

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 2, 2012, to facilitate timely delivery.

Matters intended to be acted upon at the meeting are:

1.	To elect six directors chosen by the holders of Class A Common Stock.

Ronald D. Brown	Paul W. Jones	Ajita G. Rajendra
Mathias F. Sandoval	Bruce M. Smith	Mark D. Smith

To elect four directors chosen by holders of Common Stock.

Gloster B. Current, Jr.	William P. Greubel	Idelle K. Wolf	Gene C. Wulf

2.	To approve, by non-binding advisory vote, the compensation of our named executive officers.

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

4.	To approve the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan.

5.	To transact such other business and act upon such other matters which may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

All stockholders of record as of February 20, 2012 are entitled to vote.

You may immediately vote your proxy on the Internet at:

www.eproxy.com/aos

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on April 13, 2012.
•

Please have available the Company Number and the Control Number, both located at the top of this page, along with the last four digits of your Social Security Number or Tax Identification Number. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

To request paper copies of the proxy materials, which include the Proxy Card,

Proxy Statement and Annual Report, please contact us via:

Internet – Access the Internet and go to www.ematerials.com/aos. Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 1-866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

E-mail – Send us an e-mail at ep@ematerials.com with “aos Materials Request” in the subject line. The e-mail must include:

•	The 3-digit Company Number and the 11-digit Control Number located in the box in the upper right hand corner on the front of this Notice.

•	Your preference to receive printed materials via mail –or– to receive an e-mail with links to the electronic materials.

•	If you choose e-mail delivery, you must include the e-mail address.

•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security/Tax Identification Number in the e-mail.

Directions to Annual Meeting of Stockholders on April 16, 2012:

Location:	Gaylord Opryland 2800 Opryland Drive Nashville, Tennessee 37214

Directions:	From Nashville International Airport, take Interstate 40 West. Proceed to Exit 215 and take Briley Parkway – 155 North. Exit the Parkway at Exit 12 (Opryland Hotel). Turn left off the exit ramp onto McGavock Pike. Turn left at the first intersection into the Opryland Hotel complex.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Please have available the Company Number and the Control Number, both located at the top of this page, along with the last four digits of your Social Security Number or Tax Identification Number.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/aos Use the Internet to vote your proxy until 12:00 p.m. (CDT) on April 13, 2012.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CDT) on April 13, 2012.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

ò Please detach here. ò

A. O. SMITH CORPORATION 2012 ANNUAL MEETING

PROXY - COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

1. Election of directors:	01 Gloster B. Current, Jr.	03 Idelle K. Wolf	☐	Vote FOR	☐	Vote WITHHOLD
	02 William P. Greubel	04 Gene C. Wulf		all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve, by non-binding advisory vote, the compensation of our named executive officers:

☐	For	☐	Against	☐	Abstain

3.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the corporation:

☐	For	☐	Against	☐	Abstain

4.	To approve the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan:

☐	For	☐	Against	☐	Abstain

Directors recommend a vote FOR proposals 1, 2, 3 and 4.

Address change? Mark Box Indicate changes below:	☐	I plan to attend meeting.	☐

Date

Signature(s) in Box

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

Monday, April 16, 2012

5:15 p.m. Central Daylight Time

Gaylord Opryland

2800 Opryland Drive

Nashville, Tennessee 37214

A. O. SMITH CORPORATION

PROXY - COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints PAUL W. JONES, JOHN J. KITA and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held on April 16, 2012, at 5:15 p.m. Central Daylight Time, at the Gaylord Opryland, 2800 Opryland Drive, Nashville, Tennessee 37214, or at any adjournment thereof, and there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Please have available the Company Number and the Control Number, both located at the top of this page, along with the last four digits of your Social Security Number or Tax Identification Number.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/aos Use the Internet to vote your proxy until 12:00 p.m. (CDT) on April 13, 2012.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CDT) on April 13, 2012.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

ò Please detach here. ò

A. O. SMITH CORPORATION 2012 ANNUAL MEETING

PROXY – CLASS A COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, and 4.

1. Election of directors:	01 Ronald D. Brown	04 Mathias F. Sandoval	☐	Vote FOR	☐	Vote WITHHOLD
	02 Paul W. Jones	05 Bruce M. Smith		all nominees		from all nominees
	03 Ajita G. Rajendra	06 Mark D. Smith		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve, by non-binding advisory vote, the compensation of our named executive officers:

☐	For	☐	Against	☐	Abstain

3.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the corporation:

☐	For	☐	Against	☐	Abstain

4.	To approve the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan:

☐	For	☐	Against	☐	Abstain

Directors recommend a vote FOR proposals 1, 2, 3 and 4.

Address change? Mark Box Indicate changes below:	☐	I plan to attend meeting.	☐

Date

Signature(s) in Box

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

Monday, April 16, 2012

5:15 p.m. Central Daylight Time

Gaylord Opryland

2800 Opryland Drive

Nashville, Tennessee 37214

A. O. SMITH CORPORATION

PROXY – CLASS A COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints PAUL W. JONES, JOHN J. KITA and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held on April 16, 2012, at 5:15 p.m. Central Daylight Time, at the Gaylord Opryland, 2800 Opryland Drive, Nashville, Tennessee 37214, or at any adjournment thereof, and there to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.